UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SKULLCANDY, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2012

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Skullcandy, Inc. (the “Company,” “Skullcandy,” “we,” “us” or “our”) to be held on Friday, June 15, 2012, at 10:00 a.m. local time (the “Annual Meeting”), at Treasure Mountain Inn, 255 Main Street, Park City, UT 84060.

At the Annual Meeting you will be asked to: (i) re-elect Jeff Kearl and Jeremy Andrus to serve for a three-year term; (ii) ratify the selection of our independent registered public accountants; (iii) vote on an advisory basis to approve the compensation of our named executive officers as described in the proxy statement (“say-on-pay vote”); (iv) vote on an advisory basis with respect to how frequently future say-on-pay votes should occur (“frequency vote”); (v) approve the Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (the “Amended 2011 Plan”); and (vi) transact such other business as may properly come before the Annual Meeting. The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.

Your board of directors unanimously believes that election of its two nominees to serve as our directors, ratification of the Audit Committee’s selection of independent registered public accountants, approval of the say-on-pay vote, approval of an annual vote with respect to the frequency vote and approval of the Amended 2011 Plan are in the best interests of Skullcandy and our stockholders, and, accordingly, recommends a vote “FOR” the election of Jeff Kearl and Jeremy Andrus, a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, a vote “FOR” the advisory say-on-pay vote, a vote for “ONE YEAR” with respect to the advisory frequency vote and a vote “FOR” approval of the Amended 2011 Plan.

In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, or if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.

Sincerely,
Jeremy Andrus
President and Chief Executive Officer

i

ii

SKULLCANDY, INC. 1441 West Ute Boulevard, Suite 250 Park City, Utah 84098-7632

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 15, 2012

To the Stockholders of Skullcandy, Inc. (“Skullcandy”):

We will hold our Annual Meeting of Stockholders of Skullcandy on Friday, June 15, 2012, at 10:00 a.m. local time, at the Treasure Mountain Inn, 255 Main Street, Park City, UT 84060 (the “Annual Meeting”).

We will consider and act on the following items of business at the Annual Meeting:

1.	Re-election of Jeff Kearl and Jeremy Andrus as directors for a three-year term expiring at the 2015 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

2.	Ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2012.

3.	Advisory (non-binding) vote approving our executive compensation as described in the proxy statement (“say-on-pay vote”).

4.	Advisory (non-binding) vote regarding the frequency of holding future say-on-pay votes (“frequency vote”).

5.	Approval of the Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (the “Amended 2011 Plan”).

6.	Such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The proxy statement accompanying this notice describes each of these items of business in detail. The Board of Directors recommends a vote “FOR” the election of Jeff Kearl and Jeremy Andrus, a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, a vote “FOR” the advisory say-on-pay vote, a vote for “ONE YEAR” with respect to the advisory frequency vote and a vote “FOR” approval of the Amended 2011 Plan.

Only Skullcandy stockholders of record of shares of our common stock at the close of business on April 17, 2012, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at the executive offices of Skullcandy during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

The Annual Meeting site is accessible to those who require special assistance. If you require special assistance, please call the Treasure Mountain Inn at 1-800-344-2460.

By order of the Board of Directors,

Jeremy Andrus
President and Chief Executive Officer

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the board of directors of Skullcandy, Inc., a Delaware corporation (the “Company,” “Skullcandy,” “we,” “us” or “our”), for use at our 2012 Annual Meeting of Stockholders to be held on Friday, June 15, 2012, at 10:00 a.m. local time, at the Treasure Mountain Inn, 255 Main Street, Park City, UT 84060, or at any continuation, postponement or adjournment thereof (the “Annual Meeting”), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This is our first meeting of stockholders since our initial public offering became effective on July 19, 2011.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about May 4, 2012, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to be Held on June 15, 2012

This proxy statement and our 2011 Annual Report are available on our website at http://investors.skullcandy.com/annuals.cfm. This website address contains the following documents: the Notice of the Annual Meeting, the proxy statement and proxy card sample, and the 2011 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on April 17, 2012. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Voting of Shares

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.”

Record Holders. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card from by following the instructions on the Notice. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on June 14, 2012. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If, as a record holder, you do not give indicate your voting directions on the proxy, your shares will be voted “FOR” the election of Jeff Kearl and Jeremy Andrus, “FOR” ratification of the selection of the independent auditors, “FOR” the advisory say-on-pay vote, for “ONE YEAR” with respect to the advisory frequency vote and “FOR” the approval of the Amended 2011 Plan. The proxy gives each of Jeremy Andrus, President and Chief Executive Officer, and Seo Salimi, Associate General Counsel, discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting. If you hold your shares in street name and do not give direction to your broker on how to vote your shares, your broker does not have authority to vote on the election of the nominees, the say on pay vote or the frequency vote; your broker does have discretion to vote on the ratification of the selection of the independent auditors.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Skullcandy proxies should be addressed to:

Skullcandy, Inc.

1441 West Ute Boulevard, Suite 250

Park City, Utah 84098

Attn: Seo Salimi, Associate General Counsel & Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote in person if your shares are held in street name.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

Attending the Annual Meeting

Stockholders who wish to attend the Annual Meeting will be required to present: (1) verification of ownership of our common stock, such as a bank or brokerage firm account statement, (2) a valid government-issued picture identification, such as a driver’s license or passport, and (3) the admission ticket, which is the Notice or, if you are receiving a proxy card, is attached to the proxy card, to gain admittance to the Annual Meeting. Directions to the Annual Meeting are available at http://investors.skullcandy.com/annuals.cfm.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Quorum and Votes Required

At the close of business on April 17, 2012, 27,334,276 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Quorum. A majority in voting power of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares of common stock held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum.

Broker Non-Votes. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, without specific instruction from the beneficial owner, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are considered to be “non-routine.” These non-voted shares are referred to as “broker non-votes.” Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors), Proposal 3 (say-on-pay vote), Proposal 4 (frequency vote) and Proposal 5 (approval of the Amended 2011 Plan) are not considered routine matters, and without your instruction, your broker cannot vote your shares.

Stockholder approval of each proposal requires the following votes:

•

Proposal 1 — Election of Directors. Directors will be elected by a plurality of the votes cast. Thus, the two nominees receiving the greatest votes will be elected. As a result, abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes will not affect the outcome of the election of directors because brokers are not able to cast their votes on this proposal.

•

Proposal 2 — Ratification of Independent Auditors. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of Ernst & Young LLP as our independent auditors. Abstentions will have the same effect as voting against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent auditors, thus broker non-votes are generally not expected to result from the vote on Proposal 2. Any broker non-votes would not have any effect on the outcome of this proposal.

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Proposal 3 — Advisory Say-on-Pay Vote. The affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement. Abstentions will have the same effect as voting against this proposal. The say-on-pay vote is a non-routine proposal and thus brokers or other nominees do not have discretion to vote on this proposal without instruction from the beneficial owner. Broker non-votes represent votes not entitled to vote on the matter and thus will have no effect on the outcome of the say-on-pay vote.

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Proposal 4 — Advisory Frequency Vote. The approval of the vote regarding the frequency of an advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as voting against this proposal for purposes of determining whether we have received a majority vote. The frequency vote is a non-routine proposal and thus brokers or other nominees do not have discretion to vote on this proposal without instruction from the beneficial owner. Broker non-votes represent votes not entitled to be cast on the matter and thus will have no effect on the outcome of the frequency vote.

With respect to the frequency vote, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by our stockholders to be the frequency that has been selected by our stockholders. However, because this vote is advisory and not binding on us or our board in any way, our board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

•

Proposal 5 — Approval of the Amended 2011 Plan. The affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Amended 2011 Plan. Abstentions will have the same effect as voting against this proposal. This proposal is a non-routine matter and thus brokers or other nominees do not have discretion to vote on this proposal without instruction from the beneficial owner. Broker non-votes represent votes not entitled to vote on the matter and thus will have no effect on the outcome of Proposal 5.

Solicitation of Proxies

Our board of directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We have engaged Georgeson Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $8,500 in the aggregate. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Assistance

If you need assistance in voting over the Internet or completing your proxy card or have questions regarding the Annual Meeting, please contact our investor relations department at (203) 682-8200 or http://investors.skullcandy.com/contactus.cfm or write to: Skullcandy, Inc., 1441 West Ute Boulevard, Suite 250, Park City, Utah 84098-7632, Attention: Investor Relations.

ITEM 1

ELECTION OF DIRECTORS

Board Structure

Our Amended and Restated Bylaws, or bylaws, provide that the authorized number of directors shall consist of at least one director, with the exact number set by the board of directors. The board has set the current authorized directors at six members. The directors are divided into three classes. Each director serves a term of three years. There are currently six members of our board. At each Annual Meeting, the term of one class expires. The class of directors with a term expiring at this Annual Meeting consists of two directors.

Board Nominees

Based upon the recommendation of our Nominating and Governance Committee, our board of directors has nominated Jeff Kearl and Jeremy Andrus for re-election as directors to the board. If elected, each director nominee would serve a three-year term expiring at the close of our 2015 Annual Meeting, or until their successors are duly elected. Jeff and Jeremy currently serve on our board of directors. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

Set forth below is information as of the record date regarding each nominee and each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among any directors or executive officers. In accordance with a Board of Directors Services Agreement that we entered into with Rick Alden in connection with his termination of service as our Chief Executive Officer in March 2011, our board of directors is required to nominate Rick for re-election until the later of March 21, 2014 or when he no longer owns 10% of the issued and outstanding equity in our Company.

Name	Age	Position	Class	Director Since	Term Expires
Jeff Kearl (2) (3)	39	Chairman of the Board	I	2005	2012
Jeremy Andrus	40	President, Chief Executive Officer, Director	I	2005	2012
Scott Olivet (1) (2)	49	Director	II	2011	2013
Greg Warnock (1) (2) (3)	52	Director	II	2006	2013
Rick Alden	47	Director	III	2003	2014
Doug Collier (1) (3)	51	Director	III	2011	2014

(1)	Current member of the Audit Committee
(2)	Current member of the Compensation Committee
(3)	Current member of the Nominating and Corporate Governance Committee

Director Biographical Information

The following biographical information is furnished with regard to our directors (including nominees) as of April 17, 2012.

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2015 Annual Meeting of Stockholders

Jeff Kearl has served as a member of our board of directors since March 2005 and currently serves as our chairman and as a member of our compensation committee and our nominating and corporate governance committee. Jeff is the chief executive officer and chairman of the board of Stance, an action sports-inspired men’s hosiery company. From February 2008 to February 2009, Jeff was employed by Skullcandy as executive chairman of the board. From April 2007 to April 2008, Jeff was director of strategy and new ventures for Hewlett Packard. From June 2004, Jeff was executive vice president and a member of the board of Logoworks until it was acquired by Hewlett-Packard in April 2007. Jeff was previously an associate at vSpring Capital, an early stage venture capital fund. Jeff currently serves on the board of directors at Needle, Stance and Connect SDSI. Jeff holds a B.A. from Brigham Young University. Our board of directors has concluded that Jeff should serve on the board of directors and as a member of our compensation committee and our nominating and corporate governance committee based upon his experience as an executive and board member of other companies and, in particular, his relevant action sports-inspired industry experience.

Jeremy Andrus joined us in March 2005 and currently serves on our board of directors and as our President and Chief Executive Officer (“CEO”). Jeremy has served as our president since June 2008 and our CEO since March 2011. From March 2007 through March 2011, Jeremy served as our chief operating officer and from March 2005 through June 2008, Jeremy served as our vice president of operations. Prior to joining us in 2005, Jeremy served as a strategic planner for Kimpton Hotel & Restaurant Group from 2003 to 2005 and developed Marriott hotel properties from 1998 to 2000. Jeremy worked as a consultant for Monitor Company from 1996 to 1998. Jeremy holds a B.A. from Brigham Young University and an M.B.A. from Harvard Business School. Our board of directors has concluded that Jeremy should serve on the board of directors based upon his long-standing experience as an executive of this company and his previous business and management experience.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTOR NOMINEES.

Directors Continuing in Office Until the 2013 Annual Meeting

Scott Olivet has served as a member of our board of directors since June 2011 and currently serves as chairman of our compensation committee and a member of our audit committee. Scott is the executive chairman of RED Digital Cinema, a manufacturer of digital cinematography cameras and accessories, chief executive officer of Renegade Brands, a company that invests in apparel and other consumer products companies, since July 2009 and the non-executive chairman of Collective Brands, a lifestyle, fashion and performance footwear company, since June 2011. From 2005 to July 2009, Scott served as chief executive officer and director of Oakley, a leading optics and sports performance product company, and from July 2009 to February 2011 served as its chairman of the board. Prior to joining Oakley, Scott served as Vice President, NIKE Subsidiaries and New Business Development; Senior Vice President of Real Estate, Store Design, and Construction with Gap; and as a partner with Bain & Company. He has served as a director of Collective Brands since 2006, a director of RED Digital Cinema since 2006, a trustee of Pomona College since 2009 and vice-chair of its audit committee since 2011, and a director of the Pacific Council on International Policy since July 2010. Scott holds a B.A. from Pomona College and an M.B.A. from the Graduate School of Business, Stanford University. Our board of directors has concluded that Scott should serve on the board of directors as chairman of our compensation committee and as a member of our audit committee based upon his experience as a board member of action sportswear companies and an executive of sport and lifestyle-oriented companies.

Greg Warnock has served as a member of our board of directors since August 2006 and currently serves as chairman of our nominating and corporate governance committee and as a member of our compensation committee and our audit committee. Greg is a co-founder and managing director of Mercato Partners, a private equity firm. Prior to the founding of Mercato Partners, Greg co-founded vSpring Capital, an early stage venture capital fund. Greg is also the founder of Junto Partners, an entrepreneurship education initiative that trains and mentors aspiring entrepreneurs. Greg holds a B.S., an M.B.A. and a Ph.D. from the University of Utah. Our board of directors has concluded that Greg should serve on the board of directors as chairman of our nominating and corporate governance and as a member of our compensation committee and our audit committee based upon his experience as an entrepreneurial executive and an investor in other companies.

Directors Continuing in Office Until the 2014 Annual Meeting of Stockholders

Rick Alden founded Skullcandy in January 2003 and currently serves as a member of our board of directors. From our founding until March 2011, Rick served as our CEO. Prior to founding Skullcandy, Rick co-founded Device Manufacturing, a snowboard boot and binding company, in 1995 and later served as its chief operating officer until it was purchased by Atomic Ski Company in 1999. In 1986, Rick co-founded National Snowboard, a snowboard events and marketing company, which was acquired by the American Ski Association in 1991. Rick also remains active in various entrepreneurial endeavors, including serving on the board of directors of both Stance, an action sports-inspired men’s hosiery company, and Celtek, an action sports apparel company and in our various philanthropic efforts, including Boarding for Breast Cancer, a non-profit foundation focused on education, awareness and fundraising, and Vibes for Vets, an internal effort to refurbish customer returned products for distribution to U.S. troops overseas. Rick holds a B.S. from the University of Colorado. Our board of directors has concluded that Rick should serve on the board of directors based upon his experience as an executive of other companies, particularly in the action sports industry, and as our founder.

Doug Collier has served as a member of our board of directors since July 2011 and currently serves as chairman of our audit committee and as a member of our nominating and corporate governance committee. Doug served as the executive vice president, chief financial officer and secretary of Volcom, an action sportswear company, from May 2008 to June 2011 and as its chief financial officer and secretary from 1994 to May 2008. Doug also served as the treasurer of Volcom from April 2005 to May 2008. From 1991 to 1994, Doug served as the controller at Mary Tyler Moore Studios. Doug was a senior analyst tax specialist at KPMG from 1987 to 1990. Doug is a certified public accountant (inactive status). Doug holds a B.S. and an M.S. from San Diego State University. Our board of directors has concluded that Doug should serve on the board of directors and as chairman of our audit committee based upon his significant executive experience at another action sports company and financial experience at other companies.

Executive Officers

Set forth below is information regarding each of our executive officers as of April 17, 2012. Effective April 1, 2012, Mitch Edwards resigned from his role as Chief Financial Officer, General Counsel and Secretary.

Name	Age	Position
Jeremy Andrus	40	President, Chief Executive Officer, Director
Ron Ross	38	Vice President, Finance, Principal Accounting Officer
Rich Sargente	44	Vice President, North America Sales
Dan Levine	43	Chief Merchandising Officer
Aaron Behle	41	Vice President, International Sales
Clarke Miyasaki	34	Vice President, Global Business Development
Nate Morley	39	Vice President, Global Marketing and Creative

Rick Alden served as our CEO through March 21, 2011, and continues as a member of our board of directors. For Rick’s biographical information, see above “— Directors Continuing in Office Until the 2014 Annual Meeting of Stockholders.”

Jeremy Andrus, see above “— Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2015 Annual Meeting of Stockholders.”

Ron Ross joined us in September 2008 and since then has served as our Vice President, Finance. Since April 2012, Ron also has served as our Principal Accounting Officer. From June 2007 to September 2008, Ron served as Controller at DAZ Productions, a provider of digital 3D content and software. From October 2004 to June 2007, Ron was a Senior Auditor at the accounting firm Tanner LC. Ron holds a B.S. from the University of Utah, an M.S. from Boston University and an M.B.A. from Bentley College.

Rich Sargente joined us in December 2009 as our Vice President, North America Sales. From March 2009 to December 2009, Rich served as vice president of sales for the consumer electronics division of Panasonic, a company focused on the production and sales of electronic and electric products. From 2004 to March 2009, Rich served as vice president of sales, North America accessories and peripherals division for Philips Electronics, an electronics company focused on cardiac care, acute care and home healthcare, energy efficient lighting solutions and new lighting applications, as well as lifestyle products. Rich holds a B.S. and M.B.A. from St. Thomas Aquinas College.

Dan Levine joined us in September 2008 as our Vice President of Creative and served in that role until his promotion to Chief Merchandising Officer in April 2010. From September 2007 to September 2008, Dan was president of RVCA, a lifestyle apparel brand based in Orange County. From July 2003 to September 2007, Dan was vice president of merchandising design and business development for Hurley International, a youth lifestyle brand, and a division of Nike. Dan holds a B.A. from Tufts University.

Aaron Behle joined us in September 2010 as our Vice President, International Sales. From January 2006 to September 2010, Aaron served as global general manager and chief operating officer of Dragon Alliance, a premium eyewear company that separated from Oakley in June 2008. Since January 2006, Aaron has served on the board of directors of Dragon Alliance. From 2001 to 2005, Aaron was vice president of international for Reef, an action sports and surf-inspired footwear brand. He was also an international brand manager for Oakley from 1996 to 1999. Aaron is a licensed CPA in California and holds a B.A. from the University of California, Los Angeles.

Clarke Miyasaki joined us in April 2008 as our Vice President, Global Business Development. From August 2004 to April 2008, Clarke served as vice president of business development at Logoworks, a logo, stationery, graphic and website design company which was acquired by Hewlett-Packard in April 2007. From 2002 to 2004, Clarke was an associate at vSpring Capital, an early stage venture capital fund. Clarke holds a B.S. from Brigham Young University.

Nate Morley joined us in July 2011 as our Vice President, Global Marketing and Creative. From January 2008 to June 2011, Nate was the Senior Vice President, Global Marketing and Creative, of DC Shoes, a subsidiary of Quicksilver, specializing in men’s, women’s and kids’ skateboarding and lifestyle shoes, apparel, snowboards, snowboard boots, outerwear, and accessories. From April 2005 to January 2008, Nate served as Vice President and Group Creative Director for Deutsch Advertising, an advertising and digital agency. Nate holds a B.A. from Brigham Young University.

GOVERNANCE OF SKULLCANDY

Composition of the Board of Directors

Our board of directors has adopted corporate governance guidelines to set forth its agreements concerning overall governance practices. These guidelines can be found in the corporate governance section of our website at http://investors.skullcandy.com/governance.cfm. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to Skullcandy, Inc., Attention: Seo Salimi, Associate General Counsel and Secretary, 1441 West Ute Boulevard, Suite 250, Park City, Utah 84098. In accordance with these guidelines, a member of our board may serve as a director of another company only to the extent such position does not conflict or interfere with such person’s service as our director.

Board Leadership Structure

Skullcandy has separated the roles of the chairman of the board and CEO since 2009.

After carefully considering the benefits and risks of separating the roles of the chairman of the board and CEO, the board has determined that having a non-employee director serve as the chairman of the board is the most appropriate leadership structure for Skullcandy and is in the best interest of its stockholders at this time. Separating the roles of the chairman of the board and CEO enables the non-employee directors to participate meaningfully in the leadership of the board and provide effective oversight of the Company. The board believes this structure provides an appropriate degree of oversight over our CEO and senior management. At the same time, the current chairman of the board is a director who has long-standing experience with our company and therefore has deep institutional knowledge about our organization’s history and operations. For this reason, our chairman of the board is able to understand the unique challenges faced by management and serve as a liaison between the board and management.

Board Independence

Our board has determined that each of Doug, Jeff, Scott and Greg, are independent in accordance with NASDAQ rules and our corporate governance guidelines. In making this determination, the board considered all relationships between us and each director and each director’s family members. The only direct or indirect relationship between us and each independent director (or his or her immediate family) was the director’s service on our board.

Board Meetings

Our board held 15 meetings during fiscal year 2011, and all directors attended at least 75% of the combined total of (i) all board meetings and (ii) all meetings of committees of the board of which the director was a member. The chairman of the board or his designee, taking into account suggestions from other board members, establishes the agenda for each board meeting and distributes it in advance to each member of the board. Each board member is free to suggest the inclusion of items on the agenda. The board regularly meets in executive session without management or other employees present.

Board Committees

Our board maintains a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Our board has determined that each of the members of these committees is independent in accordance with NASDAQ rules, the requirements of the Securities and Exchange Commission, or the SEC, and our corporate governance guidelines. To view the charter of each of these standing committees please visit our website at http://investors.skullcandy.com/governance.cfm. In addition, the charters for each of our committees are available in print to any stockholder who requests a copy. Please direct all requests to Skullcandy, Inc., Attention: Seo Salimi, Associate General Counsel and Secretary, 1441 West Ute Boulevard, Suite 250, Park City, Utah 84098. The membership of all of our standing board committees as of the record date is as follows:

Independent Director	Audit	Nominating and Corporate Governance	Compensation
Doug Collier	“C”	**
Jeff Kearl		**	**
Scott Olivet	**		“C”
Greg Warnock	**	“C”	**

**	Member
“C”	Chairman

Audit Committee

We have a standing Audit Committee. The Audit Committee has sole authority for the appointment, compensation and oversight of our independent registered public accountants and our independent internal auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with our management and our independent registered public accountants (when appropriate) our audited consolidated financial statements included in our Annual Report on Form 10-K and earnings press releases. The Audit Committee carries out its responsibilities in accordance with the terms of its charter.

During fiscal 2011 and currently, Doug Collier (Chairman), Scott Olivet and Greg Warnock serve as the members of the Audit Committee. The Audit Committee met three times during fiscal 2011. In addition to all members of this committee being determined by our board to be independent under NASDAQ rules, our board has determined that all current Audit Committee members are financially literate under the listing standards of the NASDAQ and under the rules of the SEC. Our board has also determined that each of Doug and Scott qualifies as an “audit committee financial expert” as such term is defined by the rules of the SEC.

Nominating and Corporate Governance Committee

We have a standing Nominating and Corporate Governance Committee (the “Nominating Committee”). Greg Warnock (Chairman), Doug Collier and Jeff Kearl serve as the members of the Nominating Committee. The Nominating Committee met once in fiscal 2011. The purpose of the Nominating Committee is to identify qualified candidates to become board members, select nominees for election as directors, select candidates to fill any vacancies on the board and oversee the evaluation of the board. The Nominating Committee works with the board as a whole on an annual basis to determine the appropriate skills and characteristics required of board members in the context of the current make-up of the board and its committees.

The Nominating Committee is responsible for reviewing with the board, on an annual basis the appropriate characteristics, skills and experience required for the board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current board members), the independent director members of the Nominating Committee, in recommending candidates for election, and the board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including: personal and professional integrity, ethics and values, experience in corporate management such as serving as an officer of a publicly held company, experience in our industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of our operations, and practical and mature business judgment. The board evaluates each individual in the context of the board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the independent director members of the Nominating Committee may consider the director’s past attendance at meetings and participation in and contributions to the activities of the board.

The Nominating Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us in accordance with the procedures for submitting business at an annual meeting of stockholders as set forth in our bylaws. Such written notice must be delivered at least 15 days before the date of such meeting and shall set forth (a) the name and address of the stockholder, (b) the class and number of shares of stock beneficially owned by such stockholder, (c) the name in which such shares are registered on our stock transfer books, (d) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (e) any material interest of the stockholder in the business to be submitted and (f) a brief description of the business desired to be submitted to the Annual Meeting, including the complete text of any resolutions to be presented at the Annual Meeting, and the reasons for conducting such business at the Annual Meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by us.

In addition, the stockholder’s notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of our stock which are beneficially owned by such person, (d) any other information reasonably requested by us, (e) the written consent of such person to be nominated and to serve as a director if elected and (f) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

Compensation Committee

We have a standing Compensation Committee. Scott Olivet (Chairman), Jeff Kearl and Greg Warnock serve as members of the Compensation Committee. The Compensation Committee met six times in fiscal 2011. The Compensation Committee reviews and establishes the compensation of our senior executives, including our chief executive officer, on an annual basis, has direct access to third party compensation consultants and legal counsel, and administers our equity based plans, including the review and grant of equity awards to eligible employees and non-employee directors under our equity based plans.

For compensation decisions relating to our executive officers, other than our CEO, our Compensation Committee reviews and approves all compensation for all other senior officers of the Company and all other officers (as such term is defined in Rule 16a-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directors and all such categories of other employees of the Company or its subsidiaries as the board shall determine. For compensation decisions relating to our CEO, the Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of the CEO, evaluates the performance of the CEO in light of those goals and objectives and determines and approves the compensation of the CEO based on such evaluation. The Compensation Committee has the sole authority to determine the CEO’s compensation.

For further information on the Compensation Committee’s processes and procedures used in the determination of our executive officers’ compensation, including our equity based awards policies and procedures, please see “Executive Compensation — Compensation Discussion and Analysis.”

Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full board in determining our business strategy is a key part of its assessment of management’s risk tolerance and also a determination of what constitutes an appropriate level of risk for the Company. While our board has the ultimate oversight responsibility for the risk management process, our committees of the board also have the authority and obligation to discuss with management, and assist the board with, our policies regarding risk assessment and exposure and the steps taken to manage and oversee our risk. For example, the Audit Committee focuses on financial risk exposures and the Compensation Committee reviews risks related to our compensation plans, policies and programs.

Compensation Risk Assessment. In early 2012, our management completed a risk assessment of our compensation policies and practices to determine whether any risks arising from our compensation policies and practices for employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company and presented its findings to the Compensation Committee. Based on this assessment, we believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Communication with the Board

Interested persons, including stockholders, may communicate with our board of directors, including the non-management directors, by sending a letter to Skullcandy, Inc., Attention: Seo Salimi, Associate General Counsel and Secretary, 1441 West Ute Boulevard, Suite 250, Park City, Utah 84098. Our Secretary will submit all correspondence to the Chairman and to any specific director to whom the correspondence is directed.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics can be found in the corporate governance section of our website at http://investors.skullcandy.com/governance.cfm. In addition, our code of business conduct and ethics is available in print to any stockholder who requests a copy. Please direct all requests to Skullcandy, Inc., Attention: Seo Salimi, Secretary, 1441 West Ute Boulevard, Suite 250, Park City, Utah 84098. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above.

Compensation of Directors

The Compensation Committee determines the compensation of all non-employee directors. We believe that compensation for non-employee directors should be competitive and should align the interests of our directors with our stockholders’ interests through the payment of a portion of director compensation in options to purchase our common stock.

Our CEO does not receive additional compensation for his service as a director. The Compensation Committee is responsible for the periodic review of fees and benefits paid to directors.

With the exception of Rick, each non-employee director receives an annual fee of $35,000 for his services as a director on our board and an additional $10,000 for service as a committee chairman. In March 2011, in connection with his termination of service as our CEO, we entered into a Board of Directors Services Agreement with Rick under which he is entitled to receive payment for his board service in an amount equal to two years of his base salary in effect on the date of his resignation as our CEO, which base salary was $252,000 per year, payable in substantially equal installments over two years, and is entitled to receive health insurance benefits for a period of three years, subject to his continued board service during that period. Under the terms of the Board of Directors Services Agreement, the board has an obligation to nominate Rick for re-election until the later of March 21, 2014 or when he no longer owns 10% of the issued and outstanding equity in our company. In July 2011, our board approved stock option grants to Rick, Jeff and Greg in recognition of their contributions and ongoing service to the Company. The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2011.

Director Compensation Table

Director	Fees Earned or Paid in Cash		Option Awards(2)(3)	All Other Compensation		Total
Rick Alden	$81,226	(1)	$249,760	$6,725	(4)	$337,711
Doug Collier	$17,308		$248,640	—		$265,948
Jeff Kearl	$15,456		$249,760	—		$265,216
Scott Olivet	$19,038		$248,640	—		$267,678
Greg Warnock .	$17,308		$249,760	—		$267,068

(1)	Represents the amounts paid to Rick in 2011 following his resignation as our CEO, in accordance with the terms of his Board of Directors Services Agreement.
(2)	The amounts shown equal the grant date fair value of the stock options computed in accordance with FASB ASC Topic 718. Each of Doug and Scott received options to purchase 28,000 shares of our common stock on July 19, 2011, with a grant date fair value of approximately $8.88 per share, as computed in accordance with FASB ASC Topic 718. The grant date fair value was determined using the Black-Scholes option valuation model with the following assumptions: exercise price of $20.00, market price of $20.00, expected volatility of 39.44%, risk free interest rate of 2.17%, expected option life of 7 years, and expected dividend yield of 0%. Each of Rick, Jeff and Greg received options to purchase 28,000 shares of our common stock on July 27, 2011, with a grant date fair value of approximately $8.92 per share, as computed in accordance with FASB ASC Topic 718. The grant date fair value was determined using the Black-Scholes option valuation model with the following assumptions: exercise price of $19.99, market price of $19.99, expected volatility of 39.43%, risk free interest rate of 2.28%, expected option life of seven years, and expected dividend yield of 0%.

The options vest (i) with respect to 33% of the shares underlying the option, on the first anniversary of the vesting commencement date, which was July 25, 2011, and (ii) with respect to the remaining 67% of the shares underlying the option, in twenty four substantially equal installments on each monthly anniversary thereafter, subject in either case to the individual non-employee director’s continued service on the board through the applicable vesting date.

(3)	The following table sets forth the number of vested and unvested options held by each of our non-employee directors as of the end of our 2011 fiscal year.

Director	Options Outstanding at 12/31/2011
Rick Alden	28,000
Doug Collier	28,000
Jeff Kearl .	57,378
Scott Olivet	28,000
Greg Warnock	28,000

(4)	Represents the cost of providing health insurance benefits to Rick from March 21, 2011 through December 31, 2011 under his Board of Directors Services Agreement.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our board of directors has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accountants for the year ending December 31, 2012, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our bylaws or otherwise. However, the board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders best interests.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2012.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows ownership of our common stock on April 17, 2012, based on 27,334,276 shares of common stock outstanding on that date, by (i) each director and director nominee; (ii) our Chief Executive Officer, our Chief Financial Officer (who resigned effective as of April 1, 2012 and for whom ownership is reflected as of that date), each of our next three most highly compensated executive officers for the year ended December 31, 2011 and our former Chief Executive Officer, who served in that role for a portion of 2011 (collectively, the “named executive officers”); (iii) all of our directors and executive officers as of April 17, 2012, as a group; and (iv) each person known to us to own beneficially more than five percent (5%) of our capital stock. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable.

Name	Shares of Common Stock	Rights to Acquire Common Stock(1)	Total Shares Beneficially Owned	Percentage of Outstanding Common Stock(2)
5% Beneficial Owners
Ptarmagin, LLC (3)	6,766,950	—	6,766,950	24.8%
BlackRock Inc. (4)	1,919,741	—	1,919,741	7.0%
JA Cropston, LLC (5)	1,710,211	—	1,710,211	6.3%
Walden & Reed Financial Inc. (6)	1,805,850	—	1,805,850	6.7%

Directors and Named Executive Officers
Jeremy Andrus (7) .	1,919,524	220,788	2,140,312	7.8%
Mitch Edwards	10,000	152,150	162,150	*
Rich Sargente	—	36,223	36,223	*
Dan Levine	—	138,751	138,751	*
Aaron Behle	—	49,581	49,581	*
Rick Alden	947,207	—	947,207	3.5%
Doug Collier	—	—	—	*
Jeff Kearl (8)	180,488	29,378	209,866	*
Scott Olivet	7,500	—	7,500	*
Greg Warnock (9)	1,252,106	—	1,252,106	4.6%

All current executive officers and directors (including nominees) as a group (10 persons) (10)	4,404,140	508,016	4,912,156	17.6%

*	Less than 1%.
(1)	Represents shares which the person or group has a right to acquire within sixty (60) days of April 17, 2012, upon the exercise of options.
(2)	Shares of common stock subject to options which are currently exercisable or which become exercisable within sixty (60) days of April 17, 2012 are deemed to be beneficially owned by the person holding such options for the purposes of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.
(3)	Represents shares held by Ptarmagin, LLC, or Ptarmagin. Michael Cahill is the manager of Ptarmagin and holds voting and dispositive power over these shares. The sole member of Ptarmagin is The Alden Irrevocable Trust, for which Mr. Cahill serves as the sole trustee. Rick Alden’s spouse and his children are the beneficiaries of the trust. Mr. Cahill may be deemed to indirectly beneficially own the shares held by Ptarmagin but disclaims any beneficial ownership of the shares. The address of Ptarmagin is 69 White Pine Canyon Road, Park City, Utah 84060.
(4)	Based on a Schedule 13G filed with the SEC on January 20, 2012 by BlackRock Inc. BlackRock’s business address is 40 East 52nd Street, New York, New York 10022.

(5)	Represent shares of common stock held by JA Cropston, LLC. Jeremy Andrus and his father, Brent Andrus, are the managers of JA Cropston, LLC and hold voting and dispositive power over these shares. The address of JA Cropston, LLC is 2681 Chadwick Street, Salt Lake City, Utah 84106.
(6)	Based on a Schedule 13G filed with the SEC on February 14, 2012, represents 839,550 shares of common stock held by Ivy Investment Management Company, or IICO, an investment advisory subsidiary of Waddell & Reed Financial, Inc., or WDR, plus 966,300 shares held by Waddell & Reed Investment Management Company, or WRIMCO, an investment advisory subsidiary of Waddell & Reed, Inc., or WRI. WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., or WRFSI, a parent holding company. In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The reported address of these entities is 6300 Lamar Avenue, Overland Park, Kansas 66202.
(7)	Represents (i) 1,710,211 shares of common stock held by JA Cropston, LLC identified in footnote (5) above, (ii) 209,313 shares of common stock held directly by Jeremy Andrus and (iii) 220,788 shares of common stock subject to options exercisable within 60 days of April 17, 2012 held directly by Jeremy.
(8)	Represents (i) 166,838 shares of common stock held directly by Jeff Kearl, (ii) 13,650 shares of common stock held by Monarch Partners and (iii) 29,378 shares of common stock subject to options exercisable within 60 days of April 17, 2012 held by Pura Vida Investment Capital, or Pura Vida. Jeff is the manager of both Monarch Partners and Pura Vida and holds voting and dispositive power of the shares held by Monarch Partners and Pura Vida. Jeff may be deemed to indirectly beneficially own the shares held by Monarch Partners and Pura Vida. The address of Monarch Partners and Pura Vida is 38 Via Divertirse, San Clemente, California 92673.
(9)	Represents (i) 142,850 shares of common stock held directly by Greg Warnock, (i) 394,295 shares of common stock held by Mercato Partners QP, L.P., or Mercato QP, and (iii) 714,961 shares of common stock held by Mercato Partners, L.P., or Mercato LP. Mercato Partners, LLC is the general partner of Mercato QP and Mercato LP. Greg is a managing director of Mercato LP and Merato QP and has voting and dispositive power of the shares held by these entities. Greg disclaims beneficial ownership of the shares held by Mercato LP and Mercato QP except to the extent of his pecuniary interest therein. The address of Mercato LP and Mercato QP is 6550 South Millrock Drive, Suite 125, Salt Lake City, Utah 84121.
(10)	Represents the shares of common stock held by the directors and named executive officers shown in the table above, plus 97,135 shares of common stock and 33,295 shares of common stock subject to options exercisable within 60 days of April 17, 2012 beneficially owned by Clarke Miyasaki.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation programs and policies for our named executive officers and our compensation committee’s role in the design and administration of these programs and policies and in making specific compensation decisions for our named executive officers for 2011, who consist of:

•	Rick Alden, who served as our Chief Executive Officer until March 2011;

•	Jeremy Andrus, who served as our President and Chief Operating Officer until March 2011, when he was promoted to the role of President and Chief Executive Officer following Rick’s resignation;

•	Mitch Edwards, who served as our Chief Financial Officer and General Counsel until April 1, 2012;

•	Rich Sargente, Vice President, North American Sales;

•	Dan Levine, Chief Merchandising Officer; and

•	Aaron Behle, Vice President, International Sales.

Executive Summary

We became a leading distinct audio brand by bringing color, character and performance to an otherwise monochromatic space; revolutionizing the audio arena by introducing headphones, earbuds and other audio and wireless lifestyle products that possess unmistakable style and exceptional performance. From the award-winning, optic-inspired Roc Nation Aviator headphones to the evolutionary fitting FIX earbuds and a roster of the world’s finest athletes, musicians and artists, we continue to redefine world-class audio performance and style. The Skullcandy name and distinctive logo have rapidly become icons and contributed to our leading market position.

2011 In Review

2011 represented a hallmark year for us due to our initial public offering in July 2011. Our financial and operational performance for 2011 was improved compared to 2010. We made key acquisitions during the year and continue to make investments in critical areas of our business, including product development, international expansion, interactive media and point of sale merchandising to support long-term growth. Highlights for 2011 included:

•	Annual net sales increased 44.8% from $160.6 million in 2010 to $232.5 million, with domestic net sales increasing 34%, international net sales increasing 54% and online net sales increasing 163%;

•	Diluted earnings per share in 2011 of $0.79 increased compared to a diluted loss per share of $0.69 in 2010; and

•	Adjusted EBITDA grew from $39.0 million to $46.2 million; however, Adjusted EBITDA as a percentage of revenue, or Adjusted EBITDA margin, dropped to 19.9% for 2011 compared to 24.3% for 2010.

In March of 2011, we also experienced a significant change in management, in that Rick Alden, our founder, resigned as our Chief Executive Officer (“CEO”) and Jeremy Andrus became our CEO. In addition, in March 2012, Mitch Edwards resigned as our Chief Financial Officer and General Counsel and we appointed Ron Ross to serve as our Principal Accounting Officer.

2011 Compensation Highlights

In anticipation of our initial public offering and the additional responsibilities resulting from being a public company, we provided salary increases to certain of our executive officers during 2011. Rich, Vice President,

North America Sales, received a 4% cost of living increase and Dan, Chief Merchandising Officer, received a 14.3% increase, representing both a cost of living increase and an increase to enhance retention. In addition, Jeremy received a salary increase from $210,000 to $300,000 in connection with his appointment as CEO.

The Compensation Committee instituted a bonus program in 2011 that was substantially similar to the program in effect for 2010. As described in greater detail under “Annual Performance-Based Bonuses” below, each of our named executive officers, except Aaron, was eligible to receive an annual bonus ranging from 50% to 150% of their respective base salaries based on our attainment of (i) revenue ranging from $232.0 million, at threshold performance, to $270.0 million, at maximum performance, and (ii) Adjusted EBITDA margin of no less than 25%. If the Company achieves less than the threshold Adjusted EBITDA margin, no bonuses are payable under the program. During 2011, we achieved an Adjusted EBITDA margin of 19.9% and revenue of $232.5 million. Since we did not meet the minimum Adjusted EBITDA margin, no bonuses were payable under this program. No discretionary bonuses were awarded to our named executive officers for 2011 performance.

In 2011, we made option grants to Jeremy as part of his revised compensation package upon appointment as CEO, and to certain other employees, including Rich, in order to provide greater parity of compensation at certain levels of the management team. The options were granted at the time of our initial public offering.

We do not provide tax gross up payments and we offer limited severance benefits. We also do not provide perquisites, other than reimbursement of relocation expenses, nor do we provide any supplemental retirement benefit plans.

2012 Compensation Program Review

In light of our transformation to a public company, in the latter half of 2011, the Compensation Committee commenced an evaluation and review of our compensation philosophy and programs. The Compensation Committee retained the services of Frederic W. Cook & Co., Inc., an independent compensation consulting firm (“Frederic Cook”), to assist in this process. As a result of its review, the Compensation Committee believes that placing a greater emphasis on at-risk compensation based on measurable performance is in the best interests of the Company and aligns the Company’s and its stockholders’ interests. The Compensation Committee is considering the adoption of a long term equity incentive program involving the grant of performance share rights that are earned based solely on our financial and/or stock price performance over a three-year period, moving away from time-based vesting compensation vehicles.

Executive Compensation Philosophy and Objectives

We are a leading audio brand company. To succeed in our industry, we must continuously develop and refine new and existing products, quickly react to consumer and channel shifts and be able to capitalize on new business opportunities. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, design, operations, financial and other business professionals.

We recognize that our ability to attract and retain these professionals, as well as to grow our organization, largely depends on how we reward and compensate our employees. We strive to create an environment that is responsive to the needs of our employees, is open towards employee communication and continual performance feedback, encourages teamwork and rewards commitment and performance. The principles and objectives of our compensation and benefits programs for our executive officers and other employees are to:

•	attract, engage and retain the best executives to work for us, with experience and managerial talent enabling us to be an employer of choice in highly competitive and dynamic industries;

•	align compensation incentives with our business and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success; and

•	ensure that our total compensation is fair, reasonable and competitive.

We compete with many other companies in seeking to attract and retain experienced and skilled executives. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers competitive compensation and benefits packages that are focused on long-term value creation and that reward our executive officers for achieving our financial and strategic objectives.

Roles of Our Board of Directors, Compensation Committee and Chief Executive Officer in Compensation Decisions

Historically and as a private company, the initial compensation arrangements with our executive officers, including our named executive officers, have been determined in arm’s-length negotiations with each individual executive and memorialized in formal employment agreements or offer letters. Typically the Company’s CEO has been responsible for negotiating these arrangements, except with respect to his own compensation, with the oversight of our board of directors and, since April 2009, with the oversight of our Compensation Committee. The negotiated compensation arrangements have been influenced by a variety of factors, including, but not limited to:

•	our financial condition and available resources;

•	our need to fill a particular position;

•	an evaluation of the competitive market, based on the collective experience of the members of the compensation committee;

•	the length of service of an individual; and

•	the compensation levels of our other executive officers.

Generally, the focus of these arrangements has been to (i) recruit skilled individuals to help us meet our product development, retailer and distributor acquisition and growth objectives, while continuing to achieve our financial growth and profitability goals, and (ii) to maintain the level of talent and experience needed to drive sustainable results.

Determinations regarding our named executive officers’ compensation for 2011 were made by our compensation committee after consideration of the recommendations made by our CEO with respect to our named executive officers other than himself.

The 2011 compensation levels of our executive officers, including the named executive officers, primarily reflect the varying roles and responsibilities of each individual, as well as the length of time each executive officer has been employed by the Company. As part of our transformation to a public company, in 2012 our Compensation Committee engaged Frederic Cook to provide executive compensation advisory services. Our Compensation Committee is currently working closely with Frederic Cook to review, analyze and consider for adoption a long term equity compensation program as well as other changes that would more closely tie to our long-term performance and stockholder interests.

Compensation Philosophy

The compensation of our named executive officers for 2011 consisted of the following elements:

•	base salary;

•	annual performance-based bonuses;

•	stock options;

•	certain negotiated and limited severance benefits;

•	a retirement savings (401(k)) plan; and

•	certain limited perquisites.

We view each component of our executive compensation program as related but distinct, and we also regularly reassess the total compensation of our executive officers, including our named executive officers, to ensure that our overall compensation objectives are met. Historically, not all of the enumerated components have been provided to all executive officers. In addition, we have considered, in determining the appropriate level for each compensation component, but not relied on exclusively, our understanding of the competitive market based on the collective experience of members of our Compensation Committee, our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executive officers, our overall performance and other considerations the Compensation Committee considers relevant.

In accordance with our philosophy of incentivizing performance and linking the interests of our executive officers to those of our stockholders, we have historically placed a greater emphasis on performance based cash bonuses and equity based compensation, while keeping base salaries to a nominally competitive level. We offer cash compensation in the form of base salaries and annual performance-based bonuses that we believe appropriately reward our executive officers for our success and their individual contributions to our business. When making bonus decisions, the Compensation Committee has considered our financial and operational performance, and an executive officer’s individual contributions during the year. In 2010, we awarded long-term cash incentive awards based on our successful initial public offering. These incentive awards were paid in 2011. We also have provided equity compensation in the form of stock options to incentivize our executive officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our stockholders.

Each of the components of our executive compensation program is discussed in more detail below. While each element of executive compensation serves particular compensation objectives, as identified below, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our compensation objectives.

Executive Compensation Program Components

The following describes the primary components of our executive compensation program for each of our named executive officers, the rationale for that component, and how compensation amounts are determined.

Base Salary

To obtain executives with the skills and experience that we believe are necessary to lead our growth, we established our named executive officers’ initial base salaries through arm’s-length negotiations at the time the individual was hired, taking into account his qualifications, experience and prior salary level. Generally, we have entered into agreements with these executives which establish their initial salary as the minimum salary with increases at our discretion based on a number of factors, including peer group comparisons.

The base salaries of our executive officers, including the named executive officers, are reviewed periodically by the Compensation Committee. Adjustments have been made as deemed appropriate based on such factors as the scope of an executive officer’s responsibilities, individual contribution, prior experience, sustained performance and the recommendation of our CEO. Decisions regarding base salary adjustments may also take into account the executive officer’s current base salary, equity ownership and the amounts paid to the executive’s peers both inside and outside our company. Base salaries are also customarily reviewed annually and at the time of a promotion or other significant change in an executive officer’s role or responsibilities.

Salaries for certain of our named executive officers were increased for 2011 from 2010 as set forth in the table below. Rick resigned as our CEO in March 2011. In connection with his promotion to serve as our CEO in March 2011, Jeremy’s annual base salary was increased from $210,000 to $300,000, effective as of March 21,

2011. Rich’s 4% increase in salary was effective as of January 1, 2011 and represented a cost of living adjustment. Dan’s salary was also increased by 4% effective at the commencement of 2011, and then further increased, to a total 14.3% increase for 2011, in November 2011, based on the recommendation of our CEO, primarily as a retention measure.

Named Executive Officer		Base Salary for 2010	Base Salary as of 12/31/2011
Jeremy Andrus	(President and Chief Executive Officer)	$210,000	$300,000
Rick Alden	(Former Chief Executive Officer)	$262,500	n/a
Mitch Edwards	(Chief Financial Officer and General Counsel)	$250,000	$250,000
Rich Sargente	(Vice President, North America Sales)	$200,000	$208,000
Dan Levine	(Chief Merchandising Officer)	$210,000	$240,000
Aaron Behle	(Vice President, International Sales)	$230,000	$230,000

Annual Performance-Based Bonuses

We typically provide annual cash bonuses to our executive officers to motivate them to achieve our short-term financial objectives while making progress towards our longer-term growth and other goals.

2011 Annual Cash Bonus Program

Our compensation committee instituted a bonus program in 2011 that was substantially similar to the program in effect for 2010. Each of our named executive officers, except Aaron (whose bonus program for 2011 is described below), was eligible to receive an annual bonus ranging from 50% to 150% of their respective base salaries based on our attainment of (i) revenue of $232 million at threshold performance to $270 million at maximum performance, and (ii) Adjusted EBITDA margin of no less than 25% (referred to as the Adjusted EBITDA threshold). Subject to our attainment of the Adjusted EBITDA threshold, our named executive officers were eligible to receive potential bonus payouts determined on a linear basis between 50% of base salary for threshold revenue performance of $232 million to 150% of base salary for revenue performance at or above the $270.0 million targeted revenue maximum. The potential bonus that results from our performance may then be earned as follows: (i) 75% based on individual performance and (ii) 25% based on company revenue performance. Individual performance is determined based on a Brag Score of 1, 2, 3 or 4 points (expressed as a percentage out of 4 total possible points). The Brag Scores are determined by our CEO and take into account a year-end review of the executives’ individual performance. The score is reported to and discussed with our compensation committee.

In determining our 2011 Adjusted EBITDA margin attainment under the bonus program, we disregarded the effect of the following items on EBITDA: (i) the recording of additional other expense of $1.4 million, representing other expense related to a derivative liability associated with the second and third contingency payments paid pursuant to a securities purchase and redemption agreement entered into prior to our initial public offering and (ii) a one-time legal and settlement expense of $2.0 million associated with the litigation with Monster Cable Products, Inc., which was settled in February 2012. Each of these adjustments and our Adjusted EBITDA measure is described in greater detail in the notes to our consolidated audited financial statements included in our Form 10-K filed with the SEC on March 23, 2012.

During 2011, after giving effect to the foregoing adjustments, we achieved an Adjusted EBITDA margin of 19.9% and revenue of $232.5 million. As a result of not meeting the Adjusted EBITDA threshold, no bonuses were payable under our bonus program. No discretionary bonuses were awarded to our named executive officers for 2011 performance.

2012 Annual Cash Bonus Program

The compensation committee is currently reviewing and expected to implement a bonus program for 2012 that is funded and earned based on our achievement of revenue and earnings before interest and taxes, weighted equally.

Long-Term Incentives

The goals of our long-term equity incentive awards are to incentivize and reward our executive officers, including our named executive officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders.

Equity Awards

To reward our executive officers in a manner that best aligns their interests with the interests of our stockholders, we have in the past used stock options as our equity incentive vehicle. Because our executive officers are able to benefit from stock options only if the market price of our common stock increases relative to the option’s exercise price, we believe stock options provide meaningful incentives to our executive officers to achieve increases in the value of our stock over time. Accordingly, we believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of these incentive awards to our future performance. We further believe that our long-term equity compensation encourages the retention of our named executive officers because the vesting of these equity awards is generally linked to continued employment.

Historically, the size and form of the initial equity awards for our named executive officers have been established through arm’s-length negotiation at the time the individual was hired. In making these awards, we considered, among other things, the prospective role and responsibility of the individual, competitive factors, the amount of equity-based compensation held by the executive officer at his or her former employer, our Compensation Committee’s collective experience with compensation paid in respect of similar roles and in companies in similar stages of growth and industries as us at the time the executive officer was hired, the cash compensation received by the executive officer and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. We have also in the past made subsequent “refresher” stock option grants to certain employees from time to time, including our named executive officers, to ensure that these individuals remained properly incentivized.

Historically, we have not granted compensatory equity to Rick in his capacity as an executive officer, as he is our founder and holds equity interests in the Company that provide him with long-term incentives. During 2011, Rick was granted an option to purchase 28,000 shares of our common stock in his capacity as one of our non-employee directors. In connection with his promotion to CEO in March 2011, the board of directors agreed to grant Jeremy, upon the consummation of our initial public offering, options to purchase 140,000 shares of our common stock at an exercise price equal to the initial public offering price. Also in 2011, Jeremy recommended and our Compensation Committee approved, the grant of options to certain employees at the time of our initial public offering, including an option to purchase 14,000 shares of our common stock to Rich Sargente, based on the desire to provide greater equality among compensation levels and greater retention value. These options vest in four equal annual installments commencing on the first anniversary of the grant date. None of our other named executive officers received equity awards in 2011.

Following our initial public offering, it is our Compensation Committee’s practice to ensure that each equity award has a grant date that is not earlier than the approval date of the award and each option has an exercise price that is not less than the closing price of our common stock on NASDAQ on the grant date.

IPO Long-Term Cash Incentive Plan–Notes Issued in 2010 and Converted to Cash in 2011

Our board of directors adopted a management incentive plan on November 28, 2008 in which certain employees, including our current named executive officers, other than Rick, participated. Under the original terms of the management incentive plan, upon the occurrence of either: (i) a sale or transfer of the convertible notes and shares held by Goode Skullcandy Holdings LLC, or Goode, with at least 75% of such notes and shares being sold or transferred in exchange for liquid assets, or (ii) the six-month anniversary of our initial public offering, a bonus pool would be established based on the compound annual internal rate of return, or IRR, realized by Goode from its investment. The bonus pool amount under the original terms of the management incentive plan ranged from $2.5 million to $17.5 million based on Goode’s IRR in either transaction ranging from 17.5% to 32.5%.

Upon establishment of the plan, less than 100% of the bonus pool was initially allocated to participants due to concerns that the final pool should include all those who contributed to the successful sale or offering. The percentage allocations were increased proportionately by our board of directors in December 2010 to a total allocation of 100% of the bonus pool in recognition of the fact that the appropriate employees were participating in the pool. Jeremy, Mitch, Rich, Dan and Aaron were finally allocated approximately 12%, 7%, 6%, 10% and 5%, respectively, of the bonus pool. The original percentages for Mitch, Rich and Aaron were set based on negotiations with these executives in connection with their hiring. The percentages for Jeremy and Dan were determined based on each executive’s level of responsibility and the compensation committee’s subjective assessment, based on their collective experience, of the amounts that would be necessary to retain and incentivize these executives. In addition, Jeremy’s employment agreement provided that his percentage allocation would be at a level equal to or greater than that provided to any other participants in the management incentive plan. Under the original terms of the plan, in order to be eligible to receive a payout, the participant was required to be employed through the date of determination of the payout amount and could not be terminated for cause prior to the date the payouts are made.

In December 2010, in recognition of the likelihood that the bonus pool would ultimately be funded at the maximum level based on our anticipated initial public offering (which was consummated in July 2011), our board of directors determined to pay out the bonus pool in the form of promissory notes on December 31, 2010 and to recognize the associated compensation expense at that time. Accordingly, on December 31, 2010, we amended the management incentive plan to set the maximum pool funding level at $16.5 million and issued subordinated promissory notes to the participants in our management incentive plan with a face value equal to the payout to which each such participant would be entitled, assuming funding of the pool at $16.5 million. Our board of directors determined to retain $1.0 million of the previously allocated $17.5 million bonus pool to pay bonuses to certain of our employees that were not participants in the management incentive plan. The notes bore interest at a rate of 3.3% per annum, with all unpaid principal and interest amounts payable on the first to occur of (i) the tenth business day following any qualified initial public offering, (ii) the tenth business day following the sale of a majority ownership interest in us, (iii) an enumerated event of default under the note or (iv) December 31, 2012.

The notes and all accrued interest were paid in August 2011, following the closing of our initial public offering, and the amount of the notes are reflected in the Summary Compensation Table as equity incentive plan compensation for 2010 and the amount of the interest earned is reflected as all other compensation for 2011.

Long-Term Performance Based Equity Incentive Program under Consideration

In consultation with its consultant, Frederic Cook, our Compensation Committee is currently reviewing and evaluating a proposed long term performance equity based incentive program pursuant to which long term performance share rights would be earned over three year performance periods based on company financial and/or stock price performance.

Retirement Savings and Other Benefits

We have established a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other salaried employees. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts to the plan up to a statutorily prescribed limit. Currently, we match contributions made by participants in the plan up to 4% of compensation. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Additional benefits received by our employees, including the named executive officers, include medical, dental, and vision insurance and medical and dependent care flexible spending accounts. These benefits are provided to our named executive officers on the same general terms as they are provided to all of our full-time U.S. employees.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.

In order to prevent geographic restrictions on our recruitment and hiring opportunities, we occasionally provide new hires with limited relocation benefits. Our executives, including our named executive officers, are eligible to receive these relocation benefits when we determine that relocation is desirable and/or required due to the specific circumstances of the assignment. During 2011, pursuant to the terms of his employment agreement, we provided Dan with approximately $19,000 in living expenses associated with his commute and eventual relocation to Park City, Utah. With the exception of Dan, we did not provide any relocation benefits to any of our other named executive officers. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executives’ compensation packages and to assist our executives in transitioning to their new role within our organization.

While serving as our CEO, we provided Rick with a company car to perform his duties, which involved extensive regional travel. Upon his resignation in March 2011, Rick purchased the car from us at cost, less the amount of depreciation we recognized on the vehicle for 2011 and attributed to him as compensation in the Summary Compensation Table.

Historically, we have not provided any other perquisites to our named executive officers and we generally do not view perquisites or other personal benefits as a material component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, where we believe such perquisites are appropriate to assist an individual executive officer in the performance of his duties, to make our executive officers more efficient and effective and for recruitment, motivation and/or retention purposes. Future practices with respect to perquisites or other personal benefits for our named executive officers will be subject to periodic review by the Compensation Committee.

Severance and Change in Control Benefits

We maintain employment agreements, offer letters and other arrangements with certain of our named executive officers, which generally were negotiated at the time of their hiring. Each of these agreements provides limited severance benefits, as follows:

(i) Jeremy’s employment agreement provides for salary continuation for three years following termination if he resigns for “good reason” or is terminated by us without “cause” (each as defined in the agreements);

(ii) Aaron’s offer letter provides for severance in the amount of six months base salary plus benefits if we terminate him without cause; and

(iii) Rich’s offer letter provides for severance in the amount of six months base salary if we terminate him without cause following a change in control.

We believe that job security is a cause of significant concern and uncertainty for senior executives and that providing protections to these executives in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities in all situations.

While Rick was our CEO, he was party to an employment agreement similar to that of Jeremy’s. In connection with Rick’s resignation as our chief executive officer, his employment agreement terminated and we entered into a Board of Directors Services Agreement with him that establishes his compensation as a director in an amount equal to two years of his base salary, as in effect on the date of his resignation, payable in substantially equal installments over two years, and provides health insurance benefits for a period of three years, subject to his continued board service during those periods. We established Rick’s director compensation at a level higher than our current director fees in recognition of his valuable insight and contributions to our board as our founder and former CEO.

Mitch’s offer letter provides that his first 24 months of his base salary would be guaranteed, with a six month severance effective as of November 2011, each in the event of termination without cause, and he would be entitled to accelerated vesting of outstanding equity for a termination without cause or upon a change in control that occurred prior to June 2012. On March 5, 2012, Mitch notified the board of directors of his intention to resign from his position as our Chief Financial Officer, General Counsel and Secretary in order to pursue other opportunities, including charitable and humanitarian activities. To facilitate an orderly transition, Mitch agreed to continue in his role as Chief Financial Officer and General Counsel until April 1, 2012. In connection with his departure, we entered into a separation agreement with Mitch pursuant to which Mitch will receive: (i) a payment equal to six months base salary, (ii) continued healthcare coverage for himself and his dependents for a period of six months following his resignation, (iii) accelerated vesting of stock options that otherwise would have vested during the six months following the date of his resignation and (iv) six monthly payments of matching 401(k) contributions from us to his 401(k) account. Mitch’s mutually agreed upon severance benefits were provided in recognition of the time and effort he devoted to launching our initial public offering and to encourage his continued high quality service during the transition of his duties and responsibilities.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Generally, Section 162(m) of the Internal Revenue Code, or Section 162(m), disallows a tax deduction to any publicly-held corporation for any individual remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its other named executive officers, other than its chief financial officer. However, remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of Section 162(m).

Because we recently became a public company in July 2011, we do not expect Section 162(m) to apply to awards under the 2011 Plan until the earliest to occur of our annual stockholders’ meeting in 2015, a material modification of the 2011 Plan or exhaustion of the share supply under the 2011 Plan. Recently issued proposed regulations, however, have resulted in uncertainty as to the application of our transition period and thus we are asking our stockholders to approve the 2011 Plan, as proposed to be amended and restated in Item 5, for purposes of satisfying the stockholder approval requirement of Section 162(m).

Once Section 162(m) applies to awards under the 2011 Plan and where reasonably practicable, the Compensation Committee may seek to qualify the variable compensation paid to our named executive officers for the “performance-based compensation” exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our named executive officers in the future, the compensation committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with this exemption from the deductibility limit in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Section 280G of the Internal Revenue Code

Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on the executive’s prior compensation.

Currently we do not provide any tax gross up payments to our executive officers and currently we do not intend to implement tax gross up payments. In approving the compensation arrangements for our named executive officers, our compensation committee considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Internal Revenue Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Internal Revenue Code and the imposition of excise taxes under Section 4999 of the Internal Revenue Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our named executive officers for all services rendered in all capacities to us for the years ended December 31, 2010 and December 31, 2011. Since our initial public offering was in July 2011, SEC rules require that we only present compensation data for fiscal 2010 and fiscal 2011.

Name and Principal Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Jeremy Andrus President and Chief Executive Officer	2011	$279,277	$1,666,800	—	$32,347	$1,978,424
	2010	$210,000	—	$2,216,720	$9,800	$2,436,520

Rick Alden (4) Former Chief Executive Officer	2011	$73,096	—	—	$13,666	$86,762
	2010	$262,500	—	285,960	$22,812	$571,272

Mitch Edwards (5) Chief Financial Officer and General Counsel	2011	$255,606	—	—	$19,476	$275,082
	2010	$153,425	$1,394,785	$1,465,114	$20,769	$3,034,093

Rich Sargente (6) Vice President, North America Sales	2011	$207,693	$124,897	—	$10,371	$342,961

Dan Levine Chief Merchandising Officer	2011	$226,060	—	—	$35,997	$262,057
	2010	$210,000	$583,996	$1,819,129	$25,247	$2,638,372

Aaron Behle Vice President, International Sales	2011	$230,000	—	—	$17,805	$247,805
	2010	$53,077	—	$681,014	$2,123	$736,214

(1)	Amounts reflect the full grant-date fair value of stock options granted during 2010 and 2011, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock option awards made to executive officers in Note 13, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on March 23, 2012. There can be no assurance that awards will vest or will be exercised (if they are not exercised, no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value determined under ASC Topic 718.

(2)	As described in the Compensation Discussion and Analysis section of this proxy statement, we did not achieve the minimum performance criteria established under the 2011 bonus program and therefore no bonuses were payable under that program. We did not award any discretionary bonuses to our named executive officers for 2011 performance. Amounts shown for 2010 in the table above include amounts earned in connection with our management incentive plan that was in effect in 2010 and that were tied to the successful completion of our initial public offering. In accordance with the plan, on December 31, 2010, we issued subordinated promissory notes to the participants in our management incentive plan with a face value equal to the payout to which each such participant would be entitled, based on funding of the pool at $16.5 million. The participants received cash payment in full satisfaction of the notes in August 2011. The notes accrued interest from December 31, 2010 until their payment date, at the rate of 3.3% per annum; the interest paid to the participants was recognized as compensation in 2011 and is shown in the “All Other Compensation” column of this table. For a description of the promissory notes refer to the discussion under the caption “Executive Compensation Program Components — Long-Term Incentives — Long-Term Cash Incentives” in the Compensation Discussion and Analysis section above. Amounts also represent 2010 cash bonuses paid to each named executive officer pursuant to our 2010 bonus program. The table set forth below details the amounts paid in 2010 under the management incentive plan and pursuant to our 2010 bonus program.

Name	Amount Earned 2010 Management Incentive Plan	Amount Earned 2010 Bonus Program	Total
Jeremy Andrus	$1,987,952	$228,768	$2,216,720
Rick Alden	—	$285,960	$285,960
Mitch Edwards	$1,192,771	$272,343	$1,465,114
Rich Sargente	$993,976	$200,000	$1,193,976
Dan Levine	$1,590,361	$228,768	$1,819,129
Aaron Behle	$795,181	$43,210	$838,391

(3)	Amounts under the “All Other Compensation” column for the twelve months ended December 31, 2011 consist of 401(k) company matching contributions, and the interest paid on the subordinated promissory notes issued on December 31, 2010, which payments were made on August 2, 2011 under our management incentive plan discussed in note 2 above, each as shown in the table below. In addition, for Rick, includes the incremental cost of providing Rick a company car during the portion of 2011 for which he served as our Chief Executive Officer, and for Dan, includes the amount of reimbursements we provided to Dan to cover the cost of relocating to Park City, Utah, including the cost of temporary living arrangements.

Named Executive Officer	401(k) Plan Company Contributions	Interest Paid on 12/31/2010 Promissory Notes	Automobile	Reimbursement for Relocation Expenses
Jeremy Andrus	$9,800	$22,547	—	—
Rick Alden	$9,800	—	$5,187	—
Mitch Edwards	$9,800	$9,677	—	—
Rich Sargente	—	$10,371	—	—
Dan Levine	—	$17,050	—	$18,947
Aaron Behle	$9,800	$8,005	—	—

(4)	Amounts in this table reflect the compensation received by Rick in his capacity as our Chief Executive Officer prior to his resignation from that role in March 2011. Amounts received by Rick in 2011 in his capacity as a director are reflected in the Director Compensation table above.

(5)	Effective as of April 1, 2012, Mitch resigned from his position as Chief Financial Officer and General Counsel.

(6)	Rich was not a named executive officer during the year ended December 31, 2010.

Grants of Plan-Based Awards(1)

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2011:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Award(s)($)(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Exercise or Base Price of Option Awards Per Share	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold	Target	Maximum
Jeremy Andrus	2/11/2011	$37,500	$300,000	$450,000
	7/19/2011				140,000	$20.00	$1,666,800

Rick Alden	2/11/2011	$32,813	$262,500	$393,750
	7/27/2011				28,000	$19.99	$249,760

Mitch Edwards	2/11/2011	$31,250	$250,000	$375,000
	—				—	—	—

Rich Sargente	2/11/2011	$26,000	$208,000	$312,000
	7/27/2011				14,000	$19.99	$124,897

Dan Levine	2/11/2011	$30,000	$240,000	$360,000

Aaron Behle	2/11/2011	$28,750	$230,000	$345,000

(1)	Amounts shown represent potential value of performance bonus awards for 2011 based on our performance against pre-established revenue and Adjusted EBITDA margin goals for 2011. See “Compensation Discussion and Analysis — Executive Compensation Program Components — Annual Performance-Based Bonuses” for a description of the 2011 bonus program. Amounts shown assume achievement of the Adjusted EBITDA threshold and the following: under “Threshold,” assumes achievement of our revenue goal at threshold performance, resulting in a bonus equal to 12.5% of the executive’s base salary in effect as of December 31, 2011 (25% of the threshold opportunity of 50% of base salary); under “Target,” assumes achievement of 100% of the executive’s individual and company performance goals, resulting in a bonus equal to 100% of the executive’s base salary; and under “Maximum,” assumes maximum achievement of all performance criteria, resulting in a bonus equal to 150% of the executive’s base salary.
(2)	We did not award any cash-based bonuses pursuant to a non-equity incentive plan in 2011. See “Compensation Discussion and Analysis — Executive Compensation Program Components — Annual Performance-Based Bonuses” for a discussion of the discretionary bonuses awarded to certain of our named executive officers in 2011.
(3)	The amounts shown in this column represent the aggregate grant date fair value of option awards granted during 2011, computed in accordance with ASC Topic 718. See Note 13, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K for the year ended December 31, 2011 for a discussion of valuation assumptions used in determining aggregate grant date fair values.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements and Offer Letters

We have entered into employment agreements and offer letters with each of our named executive officers. The principal elements of these employment letters are summarized below. For a description of the severance benefits, if any, to which our named executive officers are entitled in the event of a change in control or certain terminations of their employment with us, see “— Potential Payments Upon a Termination or Change-in-Control” below.

Rick Alden. On March 21, 2011, Rick resigned as our Chief Executive Officer and entered into a Board of Directors Services Agreement pursuant to which he will serve as a member of our board of directors for an initial period of least one year. Under the agreement, Rick is entitled to receive, in addition to payment of accrued compensation and benefits through the date of his resignation, a payment in an amount equal to two years of his base salary in effect on the date of his resignation, payable in substantially equal installments over two years in accordance with our standard payroll practices, and is entitled to receive health insurance benefits for a period of three years, subject to his continued board service during that period. Also under the terms of the agreement, the board must nominate Rick for re-election until the later of March 21, 2014 or when he no longer owns 10% of our issued and outstanding equity.

Prior to entering into the Board of Directors Services Agreement, we had entered into an employment and non-compete agreement with Rick, pursuant to which Rick served as our Chief Executive Officer. Rick’s agreement had a term ending on November 28, 2011, subject to automatic one-year extensions thereafter unless either party elected not to extend the term. Under the agreement, Rick’s annual base salary was set at $250,000, subject to annual increases in an amount not less than the increase in the Consumer Price Index for Urban Customers issued by the Department of Labor for the preceding calendar year (“CPI”). The agreement also provided that, during the term of the agreement, Rick was entitled to four weeks of vacation and use of a company-owned vehicle with all related expenses paid by us. The agreement also provided for certain severance payments that were not triggered by his ceasing to serve as our Chief Executive Officer.

Jeremy Andrus. In November 2008, we entered into an employment and non-compete agreement with Jeremy, pursuant to which Jeremy serves as our President and Chief Operating Officer. The original term of the agreement was through November 28, 2011 and extends for additional one-year periods thereafter unless either party elects not to extend the term. Under the agreement, Jeremy’s annual base salary was set at $200,000, subject to annual increases in an amount not less than the increase in the CPI. In addition, the agreement provides that Jeremy is entitled to participate in our management incentive plan adopted at a level equal to or greater than that provided to any other participants as long as he is employed by us on the date that the management incentive plan is paid. The agreement also provides that, during the term of the agreement, Jeremy is entitled to four weeks of vacation. For a description of the severance benefits available to Jeremy pursuant to his employment agreement, see “Potential Payments Upon Termination or Change-in-Control” below.

Mitch Edwards. In June 2010, we entered into an offer letter with Mitch Edwards. Under the offer letter, Mitch’s annual base salary was set at $250,000. The offer letter provided that Mitch was eligible to receive an annual cash bonus based upon the achievement of revenue and other performance goals to be established by the board of directors. The offer letter also provided that Mitch could participate in the management incentive plan and would be allocated 6% of the bonus pool, which amount was subsequently increased to 7% of the bonus pool, as more fully discussed under “— Executive Compensation Program Components — Long-Term Incentives — IPO Long-Term Cash Incentive Plan — Notes Issued in 2010 and Converted to Cash in 2011.” Pursuant to the offer letter, Mitch was granted 246,694 stock options and received certain relocation benefits and other standard benefits.

On March 5, 2012, Mitch notified our board of his intention to resign from his position as our Chief Financial Officer, General Counsel and Secretary in order to pursue other opportunities, including charitable and humanitarian activities. To facilitate an orderly transition, Mitch agreed to continue in his role as Chief Financial Officer and General Counsel until April 1, 2012. In connection with his departure, we entered into a separation agreement with Mitch pursuant to which Mitch will receive: (i) a payment equal to six months base salary, (ii) continued healthcare coverage for himself and his dependents for a period of six months following his resignation, (iii) accelerated vesting of stock options that otherwise would have vested during the six months following the date of his resignation and (iv) six monthly payments of matching 401(k) contributions from us to his 401(k) account.

Rich Sargente. In November 2009, we entered into an offer letter with Rich. Under the offer letter, Rich’s annual base salary was set at $200,000. The offer letter provided that Rich is eligible to receive an annual cash bonus based upon the achievement of performance goals to be established by Jeremy. The offer letter also provided that Rich could participate in the management incentive plan and would be allocated 5% of the bonus pool, which amount was subsequently increased to 6% of the bonus pool, as more fully discussed under “— Executive Compensation Program Components — Long-Term Incentives — IPO Long-Term Cash Incentive Plan — Notes Issued in 2010 and Converted to Cash in 2011.” Pursuant to the offer letter, Rich was granted certain equity awards, as described more fully under “— Executive Compensation Program Components —Long-Term Incentives — Equity Awards.”

Dan Levine. In August 2008, we entered into an offer letter with Dan Levine. Under the offer letter, Dan’s annual base salary was initially set at $200,000. The offer letter provides that Dan is eligible to receive an annual cash bonus based upon the achievement of revenue and other performance goals to be established by the board of directors.

Aaron Behle. In September 2010, we entered into an offer letter with Aaron. Under the offer letter, Aaron’s annual base salary was set at $230,000. The offer letter also provided that Aaron could participate in the management incentive plan and would be allocated 4% of the bonus pool, which amount was subsequently increased to 5% of the bonus pool, as more fully discussed under “— Executive Compensation Program Components — Long-Term Incentives — IPO Long-Term Cash Incentive Plan — Notes Issued in 2010 and Converted to Cash in 2011.” Pursuant to the offer letter, Aaron was granted certain equity awards, as described more fully under “— Executive Compensation Program Components — Long-Term Incentives — Equity Awards.”

Under their respective offer letters, each of Rich, Dan and Aaron (i) is entitled to participate in our 401(k) plan and receive a 4% matching contribution from us, (ii) is entitled to three weeks of vacation, and (iii) has entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers at December 31, 2011. We have never granted any stock awards to our named executive officers.

Name	Vesting Commencement Date	Option Awards
		Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)(1)		Option Exercise Price	Option Expiration Date
Jeremy Andrus	1/5/2009	173,539	64,461		$7.42	4/3/2019
	3/1/2011	—	56,000		$16.42	3/1/2021
	7/19/2011		140,000	(2)	$20.00	7/19/2021

Rick Alden	7/27/2011	—	28,000	(3)	$19.99	7/27/2021

Mitch Edwards	5/27/2010	97,648	149,046	(4)	$10.32	5/27/2020
	11/4/2010	4,872	13,118	(4)	$12.00	11/4/2020

Rich Sargente	12/3/2009	27,473	35,001		$8.45	12/3/2019
	7/18/2011	—	14,000		$12.00	7/27/2021

Dan Levine	5/28/2008	54,518	6,564		$2.73	5/28/2018
	9/2/2008	28,087	6,563		$5.26	9/5/2018
	5/27/2010	13,854	21,146		$10.31	5/27/2020
	11/4/2010	18,957	51,043		$12.00	11/4/2020

Aaron Behle	9/27/2010	26,250	57,750		$12.00	11/4/2020
	9/27/2010	—	35,000	(5)	$12.00	11/4/2020

(1)	Except as specified in footnotes (2)-(5) below, these options vest as to 25% of the shares on the first anniversary of the vesting commencement date and as to the remaining shares monthly in equal installments over the next 36 months, subject to continued service with us through the applicable vesting date.
(2)	The options vest in four equal annual installments commencing on the first anniversary of July 27, 2011, the date of grant.
(3)	These options vest as to 33% of the shares on the first anniversary of the vesting commencement date and as to the remaining shares monthly in equal installments over the next 24 months, subject to continued service with us through the applicable vesting date.
(4)	Pursuant to the terms of the separation agreement we entered into with Mitch, he will receive accelerated vesting of stock options that otherwise would have vested during the six months following April 1, 2012, the date of his resignation.
(5)	These performance-vesting options will vest in full if our cumulative international gross sales (excluding Canada) reach $100 million by December 31, 2013. If this metric has not been reached by December 31, 2013, the options are forfeited.

Option Exercises and Stock Vested

The following table summarizes the option exercises for each of our named executive officers for the year ended December 31, 2011. None of our named executive officers hold any stock awards or had any stock awards vest during the year ended December 31, 2011.

Option Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise(1)
Rick Alden	—	—
Jeremy Andrus	—	—
Mitch Edwards	—	—
Rich Sargente	7,526	$76,389
Dan Levine	—	—
Aaron Behle	—	—

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements.

Jeremy Andrus. In November 2008, we entered into an employment and non-compete agreement with Jeremy that provides if Jeremy’s employment is terminated by Jeremy for “good reason” or by us without “cause” (each as defined in the agreement), Jeremy will be entitled to severance pay equal to three times his base salary in effect at the time of termination, payable in accordance with our regular payroll practices for a period of three years following termination. These severance benefits are conditioned on Jeremy timely delivering to us a general release. In addition, Jeremy’s agreement requires him to comply with non-compete, non-solicitation, assignment of inventions and copyrightable works, confidentiality and non-disparagement covenants of the agreement during and for specified periods after his employment. If Jeremy fails to comply with these covenants, he will forfeit his right to continuation of cash severance (if applicable). In addition, at our election, we may choose to pay additional salary continuation severance in exchange for Jeremy’s extended compliance with these covenants.

For purposes of Jeremy’s employment agreement, the term “cause” is defined as:

(i)	any act or omission constituting a material breach by Jeremy of any provisions of the employment agreement, provided that any breach of Article III of the employment agreement relating to Jeremy’s restrictive covenants (described above) will be deemed a material breach of the employment agreement;

(ii)

the continuous material failure by Jeremy to perform his duties under the employment agreement (other than any such failure resulting from his disability), after demand for performance is delivered by us that identifies in reasonable detail the manner in which we believe Jeremy has not performed his duties and how such performance must be cured, if, within 60 days of such demand, Jeremy fails to cure any such failure capable of being cured;

(iii)	any willful act or misconduct materially injurious to us or any of our subsidiaries, or any act of misappropriation, fraud including with respect to our accounting and financial statements, embezzlement or conversion by Jeremy of our property or the property of any of our subsidiaries;

(iv)	the conviction (or plea of no contest) of Jeremy for any felony or the indictment (or similar formal charge) of Jeremy for any felony or any lesser crime involving fraud, moral turpitude, embezzlement or theft;

(v)	the commission of any violation of any anti-fraud, sexual harassment or discrimination laws;

(vi)	alcohol or prescription or other drug abuse substantially affecting work performance; or

(vii)	material violation of any of our written policies applicable to our executives or employees which results in material harm to our company or our employees.

For purposes of Jeremy’s employment agreement, the term “good reason” is defined as:

(i)	unless previously approved by Jeremy, our change in the location at which Jeremy performs his principal duties for our company to a location outside the Park City, Utah metropolitan area;

(ii)	our failure to comply with any material provision of the employment agreement which is not cured within 30 days after Jeremy has given written notice that identifies in reasonable detail the manner in which Jeremy believes our company has failed to comply;

(iii)	any reduction in Jeremy’s salary;

(iv)	a material diminution in Jeremy’s duties; or

(v)	the failure of a successor to assume the employment agreement.

Rick Alden. Rick’s employment agreement terminated with his ceasing to serve as our chief executive officer in March 2011, at which time he did not receive any severance payments or benefits. See “Compensation of Directors” above for a description of his Director Services Agreement.

Mitch Edwards. As described above, under the terms of our offer letter with Mitch Edwards, Mitch was entitled to accelerated vesting of his outstanding stock options upon a change of control or a termination without cause within the first 24 months of employment, ending June 2012. Under the offer letter, in the event of a termination without “cause,” Mitch’s first 24 months of base salary would be guaranteed up to his 18th month of employment, which occurred in November 2011. Beginning in December 2011, he would be entitled to receive six months’ base salary as severance.

Pursuant to the terms of the separation agreement we entered into with Mitch in connection with his resignation as our Chief Financial Officer, General Counsel and Secretary effective April 1, 2012, which superseded the terms and conditions of the offer letter, Mitch will receive: (i) a payment equal to six months base salary, (ii) continued healthcare coverage for himself and his dependents for a period of six months following his resignation, (iii) accelerated vesting of stock options that otherwise would have vested during the six months following the date of his resignation and (iv) six monthly payments of matching 401(k) contributions from us to his 401(k) account.

Rich Sargente. Under his offer letter, in the event of a termination without cause following a change in control, Rich will be entitled to continuation of his annual base salary for a period of six months following termination of employment.

Aaron Behle. Under his offer letter, in the event of a termination without cause, Aaron will be entitled to continuation of his annual base salary for a period of six months following termination of employment.

The information below does not generally reflect compensation and benefits available to all salaried employees upon termination of employment with us under similar circumstances.

Potential Payments Upon Termination or Change-in-Control Table

The tables below set forth the estimated current value of payments and benefits that would have become payable to each of our named executive officers (other than Rick and Dan) in the event of a qualifying termination on December 31, 2011 under applicable agreements or letters in effect as of that date. Dan is not contractually entitled to any severance or other benefits in the event of a change in control and/or termination. The amounts shown assume that the triggering event(s) occurred on December 31, 2011, with the exception of Mitch, for whom the amounts represent actual amounts received pursuant to the terms of his separation agreement with us, as described above. The amounts shown do not include (i) benefits earned during the term of our named executive officers’ employment that are available to all salaried employees and (ii) benefits paid by insurance providers under life and disability policies, if any. The actual amounts of payments and benefits that would be provided can only be determined at the time of a named executive officer’s separation from us.

Named Executive Officer and Trigger	Cash Severance(1)	Option Acceleration(2)	Health and Insurance(3)	Retirement Plan Contributions(4)	Total
Jeremy Andrus
Termination without Cause or for Good Reason	$630,000	—	—	—	$630,000

Mitch Edwards
Resignation	$127,690	$178,854	$4,035	$5,117	$315,696

Rich Sargente
Termination without Cause Following a Change in Control	$104,000	—	—	—	0

Aaron Behle
Termination without Cause	$115,000	—	—	—	$115,000

(1)	For Jeremy, represents three years of his base salary. For Mitch, Rich and Aaron, represents six months of base salary.

(2)	Under our 2005 Stock Plan and 2008 Equity Incentive Plan, in the event of a change in control, if the outstanding options are not assumed or substituted, outstanding unvested awards will accelerate. Amounts in this table do not reflect such acceleration as the options do not automatically accelerate upon a change in control and only accelerate if they are not assumed or substituted.

(3)	Represents six months of continued healthcare coverage for Mitch and his dependents following his resignation on April 1, 2012, pursuant to the terms of his separation agreement.

(4)	Represents six monthly payments of matching 401(k) contributions to Mitch’s 401(k) account, pursuant to his separation agreement.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on the review and discussions, our Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2012 Annual Meeting and incorporated by reference in our 2011 annual report on Form 10-K.

The Compensation Committee of the Board of Directors

Scott Olivet (Chairman)

Jeff Kearl

Greg Warnock

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our board upon exercise of options, warrants or rights under all of our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan approved by stockholders	4,387,007	$13.10	4,447,117
Plans not approved by stockholders	0	0	0

Total	4,387,007	$13.10	4,447,117

(a)	Represents options outstanding under the 2011 Plan, the 2005 Stock Plan and 2008 Equity Incentive Plan.
(b)	Represents the weighted-average exercise price of outstanding options under our 2011 Plan, our 2008 Equity Incentive Plan and our 2005 Stock Plan.
(c)	Represents the number of securities remaining available for issuance under our 2011 Plan, as all prior plans were terminated as to future awards as of July 19, 2011, the date of our initial public offering.

ITEM 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS (“SAY-ON-PAY VOTE”)

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our Chief Executive Officer, former Chief Executive Officer, former Chief Financial Officer and our next three highest paid executive officers), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 19.

Our executive compensation programs are designed to enable us to attract, engage and retain top-notch executives, with experience and managerial talent enabling us to be an employer of choice in highly competitive and dynamic industries. These programs align compensation incentives with our business and financial objectives and the long-term interests of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement and related executive compensation tables for more information.

We emphasize pay-for-performance and subject a significant amount of our named executive officers’ pay to our performance. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance- and incentive-based programs. Our performance-based cash bonus program rewards short-term performance; while our equity awards, in the form of options vesting over a period of four years reward long-term performance and align the interests of management with those of our stockholders. While we experienced increased revenues and improve financial condition during 2011, since we did not meet our threshold Adjusted EBITDA margin for 2011, no bonuses were paid for 2011 performance.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. Historically and continuing in 2011, in accordance with our policy of incentivizing performance and linking the interests of our executive officers to those of our stockholders, we have placed a greater emphasis on incentive cash and equity performance-based compensation while keeping base salaries to a nominally competitive level. The base salaries of our named executive officers are modest in relation to our peers, with the bulk of our named executive officers’ compensation being at-risk in the form of annual incentive cash opportunities tied to our financial performance and each executive’s individual performance, and to occasional stock option grants.

We limit the severance and change in control benefits our executive officers may receive to ensure our executive officers’ interests are in line with the long-term interests of the company and our stockholders. Our chief executive officer is entitled to receive three years of salary in the event he is terminated without cause or resigns for good reason. Our other named executive officers are entitled to receive a maximum of six months of salary if terminated without cause. Other than the aforementioned cash severance benefits in the event of a qualifying termination, we do not offer our named executive officers any other severance or change in control benefits. We do not provide any tax gross up payments. We do not provide any single trigger benefits upon a change in control.

We take a measured approach to retirement benefits and perks. Our retirement benefits program for named executive officers consists solely of offering participation in a 401(k) plan. We do not provide any supplement retirement programs. Historically, we provide very limited perks, with relocation assistance being our current sole perquisite.

Board Recommendation

Our board believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution is submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of Skullcandy approve, on an advisory basis, the compensation of Skullcandy’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board. Although non-binding, the vote will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the years to come.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

ITEM 4

ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY

(“FREQUENCY VOTE”)

Background

In accordance with Section 14A of the Exchange Act, we are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of one year, or an annual vote.

•

Our executive compensation programs are designed to support long-term value creation. An annual vote will allow stockholders to better judge our compensation programs in relation to our long-term performance.

•

An annual vote will provide our Compensation Committee and our board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation programs that may be appropriate in light of the vote.

•	An annual vote will allow for any changes to our executive compensation programs to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

•

We have in the past been, and will in the future continue to be, engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs.

•

Less frequent say-on-pay votes will improve the ability of institutional stockholders to exercise their voting rights in a more deliberate, thoughtful and informed way that is in the best interests of stockholders, and is less burdensome to such stockholders than a more frequent vote.

Board Recommendation

This vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board. Although the vote is non-binding, our board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory say-on-pay vote on the compensation of our named executive officers.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR “ONE YEAR” AS THE FREQUENCY FOR WHICH STOCKHOLDERS SHALL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THE PROXY STATEMENT.

ITEM 5

APPROVAL OF THE AMENDED AND RESTATED 2011 INCENTIVE AWARD PLAN

Introduction

As a new public company, we are interested in establishing strong corporate governance practices, including with respect to equity awards granted to our executives. For this reason, our board of directors has adopted, subject to stockholder approval, the Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (the “Amended 2011 Plan”), which makes the following changes to the original Skullcandy, Inc. 2011 Incentive Award Plan (the “2011 Plan”):

•

requires the plan administrator to obtain stockholder approval before repricing any award of stock options or stock appreciation rights (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award);

•

eliminates the provision that permits shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations associated with an award granted under the 2011 Plan to be used again for new grants under the 2011 Plan;

•

applies annual limits on the number of shares and dollar amounts of awards that may be granted to an individual in any one calendar year immediately following stockholder approval of this proposal at the Annual Meeting, instead of following the end of a transition period otherwise applicable to us as a new public company; and

•	requires that dividends and dividends equivalents payable in respect of performance-vesting awards be subject to the same vesting conditions as those applicable to the underlying awards.

A copy of the Amended 2011 Plan is included as Appendix A to this proxy statement.

In addition to the above, we are asking stockholders to approve the Amended 2011 Plan to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2011 Plan, as proposed to be amended in the form of the Amended 2011 Plan, is discussed below, and stockholder approval of this Item 5 will be deemed to constitute approval of the material terms of the Amended 2011 Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the Amended 2011 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended 2011 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Amended 2011 Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended 2011 Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Furthermore, we generally expect awards granted under the Amended 2011 Plan prior to our annual stockholders meeting in 2015 (or the earlier material modification or exhaustion of the Amended 2011 Plan) to remain eligible for exemption from Section 162(m)’s deduction limitation by virtue of the transition period afforded to newly public companies. However, recently proposed regulations indicate that certain types of awards which are granted during the transition period, but which settle after the expiration of the transition period, may cease to be eligible for this transition-period exemption. Accordingly, stockholder approval of the Amended 2011 Plan will enable us to structure awards to be eligible for exemption under the “performance-based” compensation exemption and/or the “transition period” exemption to the greatest extent possible in order to maximize the deductibility of compensation paid by the Company. The board of directors believes maximizing the deductibility of compensation in this manner is in the best interests of us and our stockholders.

If stockholders do not approve the proposal in this Item 5, the 2011 Plan will continue in full force and effect and we may continue to grant performance-vesting and other equity awards under the 2011 Plan, whether or not such awards are subject to Section 162(m)’s compensation deduction limit.

The material terms of the 2011 Plan, as proposed to be amended in the form of the Amended 2011 Plan, are summarized below and qualified in their entirety by reference to the Amended 2011 Plan attached as Appendix A to this proxy statement.

Material Terms of the 2011 Plan

Eligibility and Administration. Our employees, consultants and directors are eligible to receive awards under the Amended 2011 Plan. The Amended 2011 Plan is administered by our board of directors with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended 2011 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Amended 2011 Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available. The aggregate number of shares of our common stock that are available for issuance under awards granted pursuant to the Amended 2011 Plan equals the sum of (i) 2,352,000 shares and (ii) any shares of our common stock subject to awards outstanding under our 2008 Equity Incentive Plan (the “2008 Plan”) or the 2005 Stock Plan as of the consummation of our initial public offering that terminate, expire or lapse for any reason on or after such date (up to a maximum of 3,479,938 shares). As of the date of the consummation of our initial public offering in July 2011, we ceased granting any awards under the 2008 Plan or the 2005 Stock Plan. Shares subject to awards under the Amended 2011 Plan that are forfeited, expire or are settled for cash may be used again for new grants under the Amended 2011 Plan. Through the 2011 Plan currently provides that shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award may also be used again for new grants, if the stockholders approve the proposal in this Item 5, the Amended 2011 Plan will no longer permit the use of such tendered or withheld shares for new grants. Neither shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise, nor shares purchased on the open market with the cash proceeds from the exercise of options may be used again for new grants of awards. Shares granted under the Amended 2011 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Awards granted under the Amended 2011 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended 2011 Plan. If stockholders approve the proposal in this Item 5, then immediately following the Annual Meeting the maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended 2011 Plan during any calendar year will be 705,600 and the maximum amount that may be paid in cash pursuant to the Amended 2011 Plan to any one participant during any calendar year period will be $5,000,000. If stockholders do not approve the proposal in this Item 5, the aforementioned limits will not apply to awards granted under the 2011 Plan until the end of the applicable Section 162(m) transition period available to us as a newly public company.

Awards. The Amended 2011 Plan provides for the grant of stock options, including ISOs and NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, performance shares, other incentive awards, SARs and cash awards. Certain awards under the Amended 2011 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended 2011 Plan are or will be set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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Restricted Stock, Deferred Stock, Restricted Stock Units and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, deferred stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

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Stock Payments, Other Incentive Awards and Cash Awards. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. the stockholders approve the proposal in this Item 5, the Amended 2011 Plan will require that any dividend equivalents linked to awards that are subject to performance-based vesting be subject to the same performance-based vesting conditions applicable to the underlying award.

Performance Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to qualify as “performance-based” compensation, or QPBC, within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m). As discussed above, the plan administrator may (but is not required to) seek to structure awards under the Amended 2011 Plan in accordance with the transition-period exemption and/or, if the stockholders approve the proposal in this Item 5, the QPBC exemption.

In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the Amended 2011 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) market share; and (xxi) economic value, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended 2011 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the Amended 2011 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended 2011 Plan and outstanding awards. In the event of a change in control of our company (as defined in the Amended 2011 Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for some or all outstanding awards, then all such awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Transferability, Repricing and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended 2011 Plan are generally non-transferable prior to vesting and exercisable only by the participant. The 2011 Plan currently permits the plan administrator, subject to limitations imposed by the Internal Revenue Code or other applicable law, to increase or reduce the applicable price per share of an award, or cancel and replace an award with another award. If stockholders approve the proposal in this Item 5, then the Amended 2011 Plan will no longer permit such repricings without stockholder approval. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended 2011 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. Our board of directors may amend or terminate the Amended 2011 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for (i) any amendment that increases the number of shares available under the Amended 2011 Plan, and (ii) if stockholders approve the proposal in this Item 5, any amendment that reduces the price per share of any outstanding option or SAR granted under the Amended 2011 Plan or that cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. After the tenth anniversary of the date on which we adopted the Amended 2011 Plan, no incentive stock options may be granted; however, the Amended 2011 Plan will not have a specified expiration and will otherwise continue in effect until terminated by us.

Options Outstanding as of April 17, 2012

The following table sets forth summary information concerning the number of shares of our common stock subject to option grants made under the 2011 Plan to our named executive officers, directors and employees as of April 17, 2012.

Name/Category of Individuals	Number of Shares Underlying Option Grants
Rick Alden, Former Chief Executive Officer	28,000
Jeff Kearl, Current Director and Nominee for Re-Election	28,000
Jeremy Andrus, President and Chief Executive Officer	140,000
Mitch Edwards, Former Chief Financial Officer and General Counsel	—
Rich Sargente, Vice President, North America Sales	14,000
Dan Levine, Chief Merchandising Officer	—
Aaron Behle, Vice President, International Sales	—
All current executive officers as a group	238,000
All non-employee directors, including Jeff Kearl, a director nominee, as a group	140,000
All employees, including all current officers who are not executive officers, as a group	1,077,190

As of the date of this proxy statement, no awards had been granted pursuant to the 2011 Plan that are subject to approval by the stockholders of the proposal in this Item 5. Awards are subject to the discretion of the administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2011 Plan, as proposed to be amended, or the benefits that would have been received by such participants if the 2011 Plan, as proposed to be amended, had been in effect in the year ended December 31, 2011.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2011 INCENTIVE AWARD PLAN.

AUDIT MATTERS

Audit Committee Report

Following is the report of the Audit Committee with respect to Skullcandy’s audited consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2011 and the notes thereto.

Responsibilities. The Audit Committee operates under a written charter adopted by the board of directors. The role of the Audit Committee is to oversee our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process and principles, internal controls and disclosure controls. The independent auditors, Ernst & Young LLP, are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles. Ernst & Young LLP is also responsible for expressing an opinion on management’s assessment of the effectiveness of internal controls over financial reporting and also the effectiveness of our internal controls over financial reporting.

Review with Management. The Audit Committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.

Review and Discussions with Independent Accountants. The Audit Committee has reviewed and discussed our audited financial statements (including the quality of Skullcandy’ accounting principles) with Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting and Oversight Board (“PCAOB”) in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements, and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements. Further, the Audit Committee reviewed Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedules, management’s assessment of the effectiveness of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting.

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Audit Committee of the Board of Directors

Doug Collier (Chairman)

Scott Olivet

Greg Warnock

Independent Registered Public Accountants

Ernst & Young LLP provided audit, audit-related and tax services to us during the fiscal years ended December 31, 2011 and 2010 as follows:

Type of Fees	Fiscal 2011	Fiscal 2010
Audit Fees	$1,160,047	$477,617
Audit-Related Fees	—	—
Tax Fees	95,370	—
All Other Fees	—	—

Total	$1,255,417	$477,617

Audit Fees

This category includes fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally. This category also includes fees associated with advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits, the assistance with the review of our SEC registration statements and the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.

Tax Fees

This category includes fees for tax planning for merger and acquisition activities, tax consultations, the review of income tax returns and assistance with state tax examinations.

All Other Fees

This category includes fees related to business combination review procedures. We did not engage Ernst & Young LLP to provide any information technology services or any other services during the fiscal year ended December 31, 2011.

Pre-Approval Policies and Procedures

The Audit Committee has specifically approved all of the audit, internal audit and non-audit services performed by Ernst & Young LLP and has determined the rendering of such non-audit services was compatible with maintaining Ernst & Young LLP’s independence. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit related services not prohibited by law to be performed by our independent auditors and associated fees, provided the Chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. In fiscal year 2011 and 2010, all Audit fees, Audit-Related fees, and Tax fees were approved by the Audit Committee directly.

The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young LLP. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit services prior to the engagement of Ernst & Young for such services. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at its next meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Related Party Transactions Policy and Procedures, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our board of directors approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. A related party transaction may be preliminarily entered into by management subject to ratification of the transaction by the Audit Committee; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each subsequently scheduled meeting, management shall present to the Audit Committee any material changes to any approved or ratified related party transactions.

For the purposes of our policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Skullcandy (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect interest. A “related party” includes: (i) any person who is, or at any time since the beginning of our last fiscal year was, a member of our board, one of our executive officers or a nominee to become a member of our board, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a greater-than-five-percent beneficial ownership interest.

2009 Note

In February 2009, we issued an unsecured subordinated promissory note, which we refer to as the 2009 note, in aggregate principal amount of $25.0 million to certain of our stockholders, including Rick, our then Chief Executive Officer. The note bore interest at 11% per annum and was set to mature on February 3, 2013. The principal balance outstanding on the 2009 note of $7.3 million, which was predominantly owed to Rick, was paid in full on July 29, 2011 from the proceeds of our initial public offering.

Convertible Note

In November 2008, we issued a convertible note in the amount of $29.8 million to Goode Skullcandy Holdings, or Goode. Two of our former directors, Joe Ferreira, Jr. and David Oddi, who served on our board until our initial public offering in July 2011, are members of Goode Investors I, LLC, or GP I, which is the general partner of Goode Partners Consumer Fund I, L.P., or GPCF I, which is the managing director of Goode. Goode had the option to convert the note, subject to certain adjustments, into 3,862,124 shares of our common stock at any time before the maturity of the convertible note on November 28, 2013. Simultaneously with the consummation of a qualified initial public offering, we had the option to require the holders to exercise their conversion right or, in the alternative, accept the principal amount plus all accrued and unpaid interest in full. In connection with the initial public offering, the holders agreed to convert the convertible note into shares of our common stock. Upon the closing of the initial public offering, our convertible note converted into 3,862,124 shares of common stock and the related accrued interest of $5.6 million was repaid on July 28, 2011

Except as set forth above, there has not been any transaction or series of related transactions to which we were a participant in the 2011 fiscal year or are currently a participant involving an amount in excess of $120,000 and in which any director, executive officer or any member of their immediate family, or holder of more than five percent (5%) of our outstanding common stock, had or will have a direct or indirect material interest.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Based solely on a review of copies of such forms received with respect to fiscal year 2011 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of our Common Stock have complied with the reporting requirements of Section 16(a), except that, due to administrative oversight, Jeff Kearl filed an amended Form 4 in August 2011 reporting one late transaction.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2012 proxy statement, your proposal must be received by us no later than December 31, 2012, based on an anticipated proxy statement date of April 30, 2012, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2013 Annual Meeting that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us prior to the close of business at the principal executive offices of the Corporation no earlier than February 15, 2013 and no later than March 18, 2013, unless our 2013 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of our 2012 Annual Meeting, in which case the notice must be delivered not later than the 90th day prior to the 2013 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2013 Annual Meeting was first made. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Secretary of the Corporation at 1441 West Ute Boulevard, Suite 250, Park City, Utah 84098-7632, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Skullcandy, Inc., 1441 West Ute Boulevard, Suite 250, Park City, Utah 84098, or contact Investor Relations by telephone at (203) 682-8200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, neither the preceding Stock Option and Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, references to our website in this proxy statement are not intended to function as hyperlinks and information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent periodic reports on Form 10-Q and our current reports on Form 8-K.

SKULLCANDY, INC.

Jeremy Andrus President and Chief Executive Officer

APPENDIX A

AMENDED AND RESTATED SKULLCANDY, INC. 2011 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Skullcandy, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan amends and restates in its entirety the Skullcandy, Inc. 2011 Incentive Award Plan (the “Original Plan”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Parent or Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Dividend Equivalent Award, a Deferred Stock Award, a Stock Payment Award, a Stock Appreciation Right, an Other Incentive Award or a Performance Share Award, which may be awarded or granted under the Plan.

2.5 “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary or any other material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment or confidentiality agreement; (ii) the

Participant’s indictment for, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or other foreign jurisdiction or any crime involving dishonesty or moral turpitude; (iii) the Participant’s gross negligence or willful misconduct or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any Subsidiary; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any Subsidiary.

2.8 “Change in Control” shall mean the occurrence of any of the following events:

(a) The consummation of a transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Parents or Subsidiaries, an employee benefit plan maintained by the Company or any of its Parents or Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)), directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

Consistent with the terms of this Section 2.8, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 12 hereof.

2.11 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.12 “Company” shall mean Skullcandy, Inc., a Delaware corporation.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto or, prior to the Public Trading Date, under Rule 701 of the Securities Act.

2.14 “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4 hereof.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.18 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” shall mean, for purposes of the Plan (as amended and restated), the date on which the Plan is approved by the Company’s stockholders; provided, however, that solely for purposes of the last sentence of Section 13.1 hereof (regarding ISOs), the Effective Date shall be the date on which the Plan (as amended and restated) is adopted by the Board, subject to approval of the Plan (as amended and restated) by the Company’s stockholders. Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.

2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.25 “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.26 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.27 “Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.28 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.30 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.31 “Original Plan” shall mean the Skullcandy, Inc. 2011 Incentive Award Plan.

2.32 “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.7 hereof.

2.33 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.34 “Participant” shall mean a person who has been granted an Award.

2.35 “Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

2.36 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.38 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.40 “Performance Share Award” shall mean a contractual right awarded under Section 9.6 hereof to receive a number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.41 “Permitted Transferee” shall mean, with respect to a Participant, (a) prior to the Public Trading Date, any “family member” of the Participant, as defined under Rule 701 of the Securities Act and (b) on or after the Public Trading Date, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

2.42 “Plan” shall mean this Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan, as it may be amended from time to time.

2.43 “Prior Plan” shall mean the Skullcandy, Inc. 2008 Equity Incentive Plan and Skullcandy, Inc. 2005 Stock Plan, as each may be amended from time to time.

2.44 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45 “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.46 “Restricted Stock” shall mean Common Stock awarded under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47 “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.5 hereof to receive in the future a Share.

2.48 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.49 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.50 “Shares” shall mean shares of Common Stock.

2.51 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10 hereof.

2.52 “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.53 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as a Director with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service as a Consultant with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in service with the Company or any Affiliate as a Consultant and/or Director.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) No Award shall be granted under the Plan prior to the Public Trading Date. Subject to Sections 3.1(b), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (i) two million three hundred fifty-two thousand (2,352,000) Shares and (ii) any Shares underlying awards outstanding under the Prior Plans as of the Public

Trading Date, up to a maximum of three million four hundred seventy-nine thousand nine hundred thirty-eight (3,479,938) such Shares, which on or after the Public Trading Date, terminate, expire or lapse for any reason without the delivery of Shares to the holder thereof (the “Share Limit”), all of which may be issued as Incentive Stock Options, provided, however, that notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) or Section 3.1(a)(iii) shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award. As of the Public Trading Date, no further awards may be granted under the Prior Plans, however, any awards under the Prior Plans that are outstanding as of the Public Trading Date shall continue to be subject to the terms and conditions of the applicable Prior Plan.

(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; (ii) Shares purchased on the open market with the cash proceeds from the exercise of Options; (iii) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; and (iv) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan in the Board’s discretion at the time of such acquisition or combination and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be seven hundred and five thousand six hundred shares (705,600) and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be five million dollars ($5,000,000) (together, the “Individual Award Limits”).

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

5.1 Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.5 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under

Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

6.3 Option Exercise Price. Except as provided in Section 6.6 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option.

(b) No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

7.3 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and the Administrator may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

8.2 Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3 hereof. In addition, any dividends paid with respect to shares of Restricted Stock subject to performance-based vesting shall be subject to (and payable only upon the attainment of) the same vesting conditions applicable to the underlying performance-based vesting share of Restricted Stock.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company cease to have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, RESTRICTED STOCK UNITS; PERFORMANCE SHARE AWARDS, OTHER INCENTIVE AWARDS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares or a combination of both, as determined by the Administrator.

(b) Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

9.2 Dividend Equivalents.

(a) Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, the Administrator may provide that Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.

(b) Notwithstanding the foregoing, (i) no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, unless otherwise determined by the Administrator and (ii) any Dividend

Equivalents that may become payable with respect to Awards subject to performance-based vesting shall be subject to (and payable only upon the attainment of) the same vesting conditions applicable to the underlying performance-based vesting Award.

9.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may be, but are not required to be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to compliance with Section 409A of the Code or an exemption therefrom. Shares underlying a Deferred Stock Award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Participant.

9.5 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.6 Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share Awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.7 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

9.8 Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.9 Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Vesting.

(a) The Administrator shall determine the period during which a Participant shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right in whole or in part. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right; and

(d) Full payment of the applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an

Award (or allow the surrender of Shares). Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates or federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b) or (c) hereof:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the

Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Cause.

11.6 Prohibition on Repricing. The Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.

11.7 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

11.8 Terms May Vary Between Awards. The terms and conditions of each Award shall be determined by the Administrator in its sole discretion and the Administrator shall have complete flexibility to provide for varied terms and conditions as between any Awards, whether of the same or different Award type and/or whether granted to the same or different Participants (in all cases, subject to the terms and conditions of the Plan).

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, (a) increase the Share Limit or increase the Individual Award Limits, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan. Notwithstanding anything herein to the contrary, no ISO shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b) In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the

Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustment provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d) Change in Control.

(i) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this Section 13.2(d)(i), an Award shall be considered assumed or substituted if, following the Change in Control, the assumed or substituted Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the assumed or substituted Award, for each share of Common Stock subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(ii) In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d)(i) hereof, each such non-assumed/substituted Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise, and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(d)(ii) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, any Program(s), any Award Agreement(s) and/or any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Original Plan was approved by the Company’s stockholders on July 6, 2011. The Plan (as amended and restated) will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan (as amended and restated). Awards may be granted or awarded under the Plan (as amended and restated) and subject to the terms and conditions of the Original Plan following the Board’s adoption of the Plan (as amended and restated) unless and until the Plan (as amended and restated) receives stockholder approval. Awards granted from and after stockholder approval of the Plan (as amended and restated) will be subject to the terms and conditions of the Plan (as amended and restated). If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Original Plan shall continue on its existing terms and conditions and the Plan (as amended and restated) shall be of no force or effect.

13.4 No Stockholders Rights. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record owner of such shares of Common Stock.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

MMMMMMMMMMMM Admission Ticket MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 Instead of mailing your proxy, you may choose one of the voting ADD 2 methods outlined below to vote your proxy. ADD 3 ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. MMMMMMMMM ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 11:59 p.m., Eastern Daylight Time, on June 14, 2012. Vote by Internet Go to www.envisionreports.com/SKUL Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message this Using example. a black Please ink pen, do mark not write your outside votes with the an designated X as shown areas. in X Annual Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 5 and every 1 YEAR for Proposal 4. 1. Election of Directors: For Withhold For Withhold + 01 - Jeff Kearl 02 - Jeremy Andrus For Against Abstain For Against Abstain 2. Proposal to ratify the selection of Ernst & Young LLP as our 3. Say on Pay - An advisory vote on the approval of the independent registered public accountants for 2012. compensation of our named executive officers. 1 Year 2 Years 3 Years Abstain For Against Abstain 4. Say When on Pay - An advisory vote to approve the 5. Proposal to approve the Amended and Restated frequency of stockholder votes on the compensation Skullcandy, Inc. 2011 Incentive Award Plan. of our named executive officers. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM 1 U P X 1 3 6 8 9 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01GDPF

2012 Annual Meeting Admission Ticket 2012 Annual Meeting of Skullcandy, Inc. Stockholders June 15, 2012, 10:00 AM Local Time Treasure Mountain Inn 255 Main Street, Park City, Utah 84060 Upon arrival, please present this admission ticket and photo identification at the registration desk. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Skullcandy, Inc. Notice of 2012 Annual Meeting of Stockholders Treasure Mountain Inn, 255 Main Street, Park City, Utah 84060 Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2012 Jeremy Andrus and Seo Salimi, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Skullcandy, Inc. to be held on June 15, 2012 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 5 and every 1 YR for Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)